Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237770

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated September 14, 2020)

$

Southern California Gas Company

Floating Rate Notes due 2023

We are offering $         aggregate principal amount of our Floating Rate Notes due 2023 (the “notes”).

The notes will bear interest at a per annum rate equal to the 3 Month LIBOR Rate (as defined in this prospectus supplement), which rate will be reset quarterly as described in this prospectus supplement, plus              basis points, subject to the provisions set forth in this prospectus supplement under the captions “Description of the Notes—Interest Rate and Maturity,” and “Description of the Notes—Effect of Benchmark Transition Event,” and will mature on September 14, 2023. Interest on the notes will accrue from                     , 2020 and will be payable quarterly in arrears on March 14, June 14, September 14 and December 14 of each year, beginning on December 14, 2020, and at maturity, subject to possible adjustment of such interest payment dates as described in this prospectus supplement.

At our option, we may redeem some or all of the notes at any time on or after March 14, 2021 at the redemption price described in this prospectus supplement.

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated in right of payment to our existing and future first mortgage bonds and other secured indebtedness (to the extent of the value of the collateral securing such first mortgage bonds and other secured indebtedness, respectively). The notes are our obligations exclusively and are not obligations of, or guaranteed by, Sempra Energy or any of its other subsidiaries.

The notes are a new issue of securities with no established trading market. We do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See the “Risk Factors” section on page S-4 of this prospectus supplement.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds to Southern California Gas Company (before expenses)(1)		%	$

(1)	Plus accrued interest from , 2020 if settlement occurs after that date.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect the notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear system, on or about                      , 2020.

Joint Book-Running Managers

BMO Capital Markets	US Bancorp	Wells Fargo Securities

                    , 2020

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to the notes. If the description of the notes or the offering of the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of the notes. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

Notice to Prospective Investors in the European Economic Area and the United Kingdom. None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Southern California Gas Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither Southern California Gas Company nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for Southern California Gas Company or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom. The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United

S-i

Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-ii

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-iii

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements can be identified by words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, goals, vision, mission, opportunities, projections or intentions.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•

decisions, investigations, regulations, issuances of permits and other authorizations, renewal of franchises, and other actions by (i) the California Public Utilities Commission (“CPUC”), U.S. Department of Energy, and other regulatory and governmental bodies and (ii) states, cities, counties and other jurisdictions in the U.S. in which we operate or do business;

•

the success of business development efforts and construction projects, including risks in (i) the ability to make a final investment decision and completing construction projects on schedule and budget, (ii) counterparties’ financial or other ability to fulfill contractual commitments, and (iii) the ability to realize anticipated benefits from any of these efforts once completed;

•

the impact of the COVID-19 pandemic on our (i) ability to commence and complete capital and other projects and obtain regulatory approvals, (ii) supply chain and current and prospective counterparties, contractors, customers, employees and partners, (iii) liquidity, resulting from bill payment challenges experienced by our customers, including in connection with a CPUC-ordered suspension of service disconnections, decreased stability and accessibility of the capital markets and other factors, and (iv) ability to sustain operations and satisfy compliance requirements due to social distancing measures or if employee absenteeism were to increase significantly;

•	the resolution of civil and criminal litigation, regulatory inquiries, investigations and proceedings, and arbitrations;

•	actions by credit rating agencies to downgrade our credit ratings or to place those ratings on negative outlook and our ability to borrow at favorable interest rates;

•	moves to reduce or eliminate reliance on natural gas;

•

weather, natural disasters, accidents, equipment failures, computer system outages and other events that disrupt our operations, damage our facilities and systems, cause the release of harmful materials, cause fires and subject us to liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power and natural gas and natural gas storage capacity, including disruptions caused by failures in the transmission grid, limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

•

cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses, and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	volatility in interest and inflation rates and commodity prices and our ability to effectively hedge the risk of such volatility;

•	the impact of changes to U.S. federal and state tax laws and our ability to mitigate adverse impacts; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Investing in the notes involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business and our securities, including the notes, as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the year ended December 31, 2019 and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in the notes. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of the notes.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us in connection with this offering may include or incorporate by reference market, demographic and industry data and forecasts that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by these third-party sources. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in documents that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.

SUMMARY

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to the “Company,” “we,” “our” and “us” should be read to refer to Southern California Gas Company, and references in this prospectus supplement to currency amounts are in U.S. dollars.

Southern California Gas Company

We are a regulated public utility that owns and operates a natural gas distribution, transmission and storage system that supplies natural gas to a service territory that encompasses Southern California and portions of central California (excluding San Diego County, the City of Long Beach and the desert area of San Bernardino County). We are an indirect subsidiary of Sempra Energy, a California-based energy-services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

Our principal executive offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200.

RISK FACTORS

Investment in the notes involves risks. You should carefully consider the risks described below and the risk factors and other cautionary language incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of the notes. The occurrence of any of these risks might cause you to lose all or part of your investment in the notes. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our indebtedness generally or our unsecured indebtedness appearing under this caption “Risk Factors” or the caption “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q include the notes offered hereby.

Because the notes are not secured, they are effectively subordinated to all secured indebtedness we have incurred or may incur in the future (to the extent of the value of the collateral securing such secured indebtedness).

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. However, the notes will be effectively subordinated in right of payment to our existing and future first mortgage bonds and other secured indebtedness (to the extent of the value of the collateral securing such first mortgage bonds and other secured indebtedness, respectively). This means that holders of our existing and future first mortgage bonds and other secured indebtedness will have a claim to the assets securing such first mortgage bonds or other secured indebtedness, as applicable, prior to any claim by holders of the notes. As of June 30, 2020, we had outstanding approximately $4.45 billion of first mortgage bonds and $49 million of other secured indebtedness. As a result, if our assets are distributed upon our bankruptcy, insolvency, dissolution, winding-up, liquidation or reorganization, holders of the first mortgage bonds or other secured indebtedness will likely recover more, ratably, than holders of the notes, and it is possible that no payments will be made to holders of the notes.

The notes are our obligations exclusively and are not the obligations of, or guaranteed by, Sempra Energy or any of its other subsidiaries. The notes will rank senior in right of payment to all of our future indebtedness, if any, that is subordinated in right of payment to the notes.

The indenture governing our first mortgage bonds includes limitations on the aggregate principal amount of first mortgage bonds that we may issue thereunder. However, even with those limitations, we have the ability to issue significant amounts of additional first mortgage bonds under such indenture. Moreover, the indenture under which the notes will be issued will not limit the amount of first mortgage bonds or other secured or unsecured indebtedness that we may incur. We expect to incur substantial amounts of additional secured and unsecured indebtedness, including first mortgage bonds, commercial paper and borrowings under our credit facility, in the future. Our incurrence of additional indebtedness, including under additional first mortgage bonds and other secured or unsecured debt, may have adverse consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a potential loss in the trading value of the notes and a risk that one or more of the credit ratings on the notes are lowered or withdrawn.

We currently do not have any subsidiaries. However, if we were to have any subsidiaries in the future, those subsidiaries would be separate and distinct legal entities and we expect that they would not be obligated to pay dividends or make loans or distributions to us, whether to enable us to pay the principal of and interest on our debt securities (including the notes offered hereby) or our other obligations or dividends on our capital stock. Moreover, any such subsidiaries could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances. As a result, the notes would be effectively subordinated in right of payment to all indebtedness and other liabilities of any subsidiaries we may have in the future.

Uncertainty relating to the calculation of the U.S. dollar London Interbank Offered Rate (“LIBOR”) and other reference rates and their potential discontinuance may materially adversely affect the value of the notes.

National and international regulators and law enforcement agencies have conducted investigations into a number of rates or indices which are deemed to be “reference rates.” Actions by such regulators and law enforcement agencies may result in changes to the manner in which certain reference rates are determined, their discontinuance, or the establishment of alternative reference rates. In particular, on July 27, 2017, the United Kingdom’s Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. Such announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. Additionally, the FCA has stated, as recently as July 1, 2020, that: “The interest rate benchmark LIBOR is expected to cease after end-2021.” Based on the foregoing, it appears highly likely that LIBOR will be discontinued or modified after 2021.

At this time, it is not possible to predict the effect that these developments, any discontinuance, modification or other reforms to LIBOR or any other reference rate, or the establishment of alternative reference rates may have on LIBOR, other benchmarks or floating rate debt securities, including the notes. Uncertainty as to the nature of such potential discontinuance, modification, alternative reference rates or other reforms may materially adversely affect the trading market for securities linked to such benchmarks, including the notes. Furthermore, the use of alternative reference rates or other reforms could cause the interest rate calculated for the notes, and consequently the value of the notes, to be materially lower than expected.

If it is determined that LIBOR has been discontinued and an alternative reference rate for three month U.S. dollar LIBOR is used as described in “Description of the Notes—Interest Rate and Maturity,” the Company or its Designee (as defined in “Description of the Notes—Interest Rate and Maturity”) may make certain adjustments to such rate, including applying a spread thereon or with respect to the business day convention, interest determination dates (as defined in “Description of the Notes—Interest Rate and Maturity”) and related provisions and definitions, to make such alternative reference rate comparable to three month U.S. dollar LIBOR, in a manner that is consistent with industry-accepted practices or applicable regulatory or legislative actions or guidance for such alternative reference rate. See “Description of the Notes—Interest Rate and Maturity.” Any of the specified methods of determining floating rate alternative reference rates or the permitted adjustments to such rates may result in interest payments on your notes that are lower than or that do not otherwise correlate over time with the interest payments that would have been made on the notes if the published three month U.S. dollar LIBOR continued to be available.

Other floating rate debt securities, by comparison, may be subject in similar circumstances to different procedures for the establishment of alternative reference rates. Any of the foregoing may have a material adverse effect on the amount of interest payable on your notes, or the market liquidity and market value of your notes.

Interest on the notes will be calculated using a Benchmark Replacement selected by the Company (or its Designee) if a Benchmark Transition Event occurs.

As described in detail in “Description of the Notes—Interest Rate and Maturity” and “Description of the Notes—Effect of Benchmark Transition Event” (the “benchmark transition provisions”), if during the term of the notes, the Company (or its Designee) determines that a Benchmark Transition Event (as defined in the benchmark transition provisions) and its related Benchmark Replacement Date (as defined in the benchmark transition provisions) have occurred with respect to the three month U.S. dollar LIBOR (or the then-current Benchmark (as defined in the benchmark transition provisions), as applicable), the Company (or its Designee) in its sole discretion will select a Benchmark Replacement (as defined in the benchmark transition provisions) as the base rate in accordance with the benchmark transition provisions. The Benchmark Replacement will include a spread adjustment and technical, administrative or operational changes described in the benchmark transition provisions may be made to the interest rate determination as determined by the Company (or its Designee) in its sole discretion.

The interests of the Company (or its Designee) in making the determinations described above may be adverse to your interests as a holder of the notes. The selection of a Benchmark Replacement, and any decisions made by the Company (or its Designee) in connection with implementing a Benchmark Replacement with respect to the notes, could result in adverse consequences to the applicable interest rate on the notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to three month U.S. dollar LIBOR or that any Benchmark Replacement will produce the economic equivalent of three month U.S. dollar LIBOR.

The Secured Overnight Financing Rate (“SOFR”) is a relatively new market index and as the related market continues to develop, there may be an adverse effect on the return on or value of the notes.

If a Benchmark Transition Event and its related Benchmark Replacement Date occur, then the rate of interest on the notes will be determined using SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date also occur with respect to the Benchmark Replacements that are linked to SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement). In the following discussion of SOFR, when we refer to SOFR-linked notes or debt securities, we mean the notes at any time when the rate of interest on those notes or debt securities is or will be determined based on SOFR.

The Benchmark Replacements specified in the benchmark transition provisions include Term SOFR, a forward-looking term rate which will be based on SOFR. Term SOFR is currently being developed under the sponsorship of the Federal Reserve Bank of New York, and there is no assurance that the development of Term SOFR will be completed. If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to three month U.S. dollar LIBOR and, at that time, a form of Term SOFR has not been selected or recommended by the Federal Reserve Board, the Federal Reserve Bank of New York, a committee thereof or successor thereto, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the amount of interest payable on the notes for the next applicable interest period (as defined in “Description of the Notes—Interest Rate and Maturity”) and all subsequent interest periods (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next available Benchmark Replacement).

These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (as defined in the benchmark transition provisions) (such as the Alternative Reference Rates Committee of the Federal Reserve Bank of New York), (ii) the International Swaps and Derivatives Association, Inc., or (iii) in certain circumstances, the Company (or its Designee). In addition, the benchmark transition provisions expressly authorize the Company (or its Designee) to make Benchmark Replacement Conforming Changes (as defined in the benchmark transition provisions) with respect to, among other things, the determination of interest periods and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment (as defined in the benchmark transition provisions), and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

The Federal Reserve Bank of New York began to publish SOFR in April 2018. Although the Federal Reserve Bank of New York has also begun publishing historical indicative SOFR since 2014, such prepublication historical data inherently involves assumptions, estimates and approximations. You should not rely on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates.

Also, because SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities like the notes, the trading price of those securities may be lower than those of debt securities linked to rates that are more widely used. Debt securities indexed to SOFR may not be able to be sold or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to you as a holder of notes. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may adversely affect the return on, value of and market for the notes.

The notes are subject to early redemption.

As described in “Description of the Notes—Optional Redemption,” we may at our option redeem the notes in whole or in part at the times and the redemption price described thereunder. Consequently, we may choose to redeem your notes at a time when prevailing interest rates are lower than the effective interest rate paid on your notes and at times when the trading price of your notes is above the redemption price. We cannot assure you that you will be able to reinvest the redemption proceeds in an investment with a return that is as high as the return you would have earned on the notes if they had not been redeemed and that has a similar level of investment risk.

On the other hand, while we may decide to do so, investors should not expect us to redeem the notes when they are redeemable, even if such a redemption would be advantageous to you or to us. Any decision we may make at any time to redeem the notes before their maturity will depend upon, among other things, the strength of our balance sheet, results of operations, access to financing sources across capital markets, prevailing interest rates and our business needs, as well as general market conditions at such time.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market prices of the notes.

Credit rating agencies routinely evaluate the Company and its ultimate parent company, Sempra Energy, and their ratings of securities issued by the Company are based on a number of factors, including perceived supportiveness of the regulatory environment affecting utility operations, ability to generate cash flows, level of indebtedness, overall financial strength, including credit metrics, and the status of certain capital projects, as well as other factors beyond the Company’s control, such as tax reform, the state of the economy and the Company’s industry generally. Downgrades, as well as the factors causing such downgrades, of Sempra Energy’s credit ratings also can have a material impact on the Company’s credit ratings.

While the current Moody’s Investor Services, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) and Fitch Ratings (“Fitch”) (collectively, the “Rating Agencies”) issuer credit ratings for the Company and for Sempra

Energy are investment grade, there is no assurance that these credit ratings will not be downgraded. In that regard, S&P has both the Company and Sempra Energy on negative outlook, and these negative outlooks could result in downgrades, or other negative credit rating actions could occur, at any time. For example, Moody’s recently downgraded the Company’s and Sempra Energy’s credit ratings in May 2020 and June 2020, respectively.

For the Company, the Rating Agencies have noted that the following events, among other things, could lead to negative ratings actions:

•	the Company’s failure to meet certain financial credit metrics;

•	the conclusion of the CPUC’s pending regulatory proceedings where key elements of the Company’s credit profile are negatively impacted;

•	deterioration of, or uncertainty in, the political or regulatory environment for local natural gas distribution companies operating in California; or

•	a ratings downgrade at Sempra Energy.

A downgrade of the Company’s or Sempra Energy’s credit ratings or ratings outlooks (including those assigned to the notes) may materially and adversely affect the market prices of the Company’s debt securities (including the notes offered hereby), the interest rates at which the Company can make borrowings and issue debt securities and commercial paper, and the various fees on the Company’s credit facilities. This could make it significantly more costly for the Company to borrow money, to issue debt securities and commercial paper and to raise certain other types of capital and/or complete additional financings. Such negative credit rating actions, as well as the reasons for such actions, could materially and adversely affect the Company’s cash flows, results of operations and financial condition and the market price of, and the Company’s ability to pay the principal of and interest on, its debt securities, including the notes offered hereby.

An active trading market for the notes does not exist and may not develop, and any such market may be illiquid.

The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time. In addition, the liquidity of any trading market in the notes which may develop, and the market prices quoted therefor, may be adversely affected by changes in, among other things, the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, an active after-market for the notes may not develop or be sustained and holders of the notes may not be able to sell their notes at favorable prices or at all. The difference between bid and ask prices in any secondary market for the notes could be substantial. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes, and holders of the notes may be required to bear the financial risks of an investment in the notes until their maturity.

Conditions in the financial markets and economic conditions generally may materially adversely affect us, which could negatively impact you as a holder of the notes.

Our business is capital intensive and we rely significantly on long-term debt to fund a portion of our capital expenditures and repay outstanding debt, and on short-term borrowings to fund a portion of day-to-day business operations.

Limitations on the availability of credit and increases in interest rates or credit spreads may materially adversely affect our business, cash flows, results of operations, financial condition and/or prospects, as well as our ability to meet contractual and other commitments, including making payments when due on the notes and our other outstanding debt. In difficult credit market environments, we may find it necessary to fund our operations and capital expenditures at a higher cost or we may be unable to raise as much funding as we need to support new or ongoing business activities. This could cause us to reduce non-safety related capital expenditures and could increase our cost of servicing debt, both of which could significantly reduce our short-term and long-term profitability which could, in turn, further reduce our ability to pay our debts, including the notes, and meet our other commitments.

Other factors can affect the availability and cost of credit for our business as well as the terms of any debt financing, including, among others:

•	adverse changes to laws and regulations in the jurisdictions in which we operate;

•	the overall health of the energy industry;

•	volatility in natural gas prices;

•	credit ratings downgrades; and

•	general economic and financial market conditions.

These factors, many of which are outside of our control, could negatively affect our ability to access capital, which could have a material adverse effect on our business, financial condition, performance and liquidity and could materially hinder our ability to meet our obligations with respect to the notes. Moreover, any such adverse effect on our business, financial condition, performance or liquidity could result in a downgrade of our credit ratings, including the credit ratings on the notes, and a loss in the trading value of the notes.

Our level of indebtedness may make it more difficult for us to pay or refinance our debts or take other actions, and we may need to divert cash or issue additional indebtedness to fund debt service payments.

Our substantial debt service obligations due to our aggregate indebtedness could have a material adverse effect on our results of operations, cash flows, financial condition and prospects by, among other things:

•	making it more difficult and/or costly for us to service our debt, including the notes, or pay or refinance our debts as they become due, particularly during adverse economic or industry conditions;

•	limiting our flexibility to pursue other strategic projects or investments or react to changes in our business;

•

requiring a substantial portion of our available cash to be used for debt service payments, including interest, thereby reducing the availability of our cash to fund working capital, capital expenditures, dividend payments and other general corporate purposes, which could hinder our prospects and the market price of the notes and our other securities, among other things;

•	requiring that additional materially adverse terms, conditions or covenants be placed on us under our debt instruments, which covenants might limit additional borrowings; and

•

imposing specific restrictions on uses of our assets, as well as prohibiting or limiting our ability to create liens, pay dividends or make investments, any of which could hinder our access to capital markets and limit our ability to carry out our capital expenditure program.

Moreover, as described above under “—Because the notes are not secured, they are effectively subordinated to all secured indebtedness we have incurred or may incur in the future (to the extent of the value of the collateral securing such secured indebtedness),” the indenture under which the notes will be issued does not limit the amount of indebtedness we can incur and the agreements governing our other outstanding indebtedness permit us to issue significant amounts of additional secured indebtedness, which could exacerbate the effects described above. These effects of our substantial aggregate indebtedness may have adverse consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes and a potential loss in the trading value of the notes if our aggregate debt levels negatively impact our business, financial condition, performance or liquidity.

USE OF PROCEEDS

The net proceeds from the sale of the notes will be approximately $                million (after deducting the underwriting discount but before deducting our estimated offering expenses), and will become part of our general treasury funds. We intend to use the net proceeds for general corporate purposes, including repayment of commercial paper and potentially other indebtedness. Such commercial paper bears interest at rates of 0.2% per annum or less and matures at various dates in September 2020. We estimate that the expenses for this offering payable by us, excluding the underwriting discount, will be approximately $800,000.

Pending application of the net proceeds from this offering for the foregoing purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions having investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

As described above, net proceeds from this offering will be used to repay outstanding commercial paper and potentially other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and affiliates of some of the underwriters are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including commercial paper, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121). See “Underwriting—Conflicts of Interest—Other Relationships” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

DESCRIPTION OF THE NOTES

The notes will be a series of our senior debt securities issued under an indenture (the “indenture”) to be dated as of the original issue date (as defined below) of the notes between Southern California Gas Company, as issuer, and U.S. Bank National Association, as trustee (the “trustee”). In this section, references to the “Company,” “we,” “our” and “us” mean Southern California Gas Company excluding its subsidiaries (if any), unless otherwise expressly stated or the context otherwise requires. We do not currently have any subsidiaries.

The indenture is the senior indenture referred to under “Description of Offered Securities” and “Description of Senior Debt Securities” in the accompanying prospectus and the notes are a series of our senior debt securities referred to under such captions. The summary of selected provisions of the notes and the indenture appearing below supplements, and to the extent inconsistent, supersedes and replaces, the description of the general terms and provisions of the senior debt securities and the indenture contained in the accompanying prospectus. This summary is not complete and is qualified by reference to provisions of the notes and the indenture. Forms of the notes and the indenture have been or will be filed with the SEC and you may obtain copies as described under “Where You Can Find More Information; Incorporation by Reference” in the accompanying prospectus.

General

The notes will constitute a separate series of our senior debt securities under the indenture and will be issued in the aggregate principal amount of $                . As described below under “—Other,” we may, from time to time, without notice to or consent of the holders of the notes, issue additional notes and any such additional notes shall form a single series under the indenture with the notes offered by this prospectus supplement.

Interest Rate and Maturity

Interest on the notes will accrue from                , 2020 and will be payable quarterly in arrears on March 14, June 14, September 14 and December 14 of each year (each, an “interest payment date”), beginning on December 14, 2020, and at maturity; provided that if any interest payment date for the notes (other than (a) the interest payment date falling on the maturity date of the notes and (b) any interest payment date falling on a redemption date for the notes, provided that this clause (b) shall only be applicable to the notes that are being redeemed on such redemption date and not to any notes that are not being redeemed on such redemption date) is not a floating rate business day (as defined below), such interest payment date will be moved to, and will be, the immediately succeeding floating rate business day, except that if such immediately succeeding floating rate business day is in the immediately succeeding calendar month, such interest payment date (other than (a) the interest payment date falling on the maturity date of the notes and (b) any interest payment date falling on a redemption date for the notes, provided that this clause (b) shall only be applicable to the notes that are being redeemed on such redemption date and not to any notes that are not being redeemed on such redemption date) will be moved to, and will be, the immediately preceding floating rate business day. If the maturity date or any redemption date of the notes is not a floating rate business day, we will pay principal and interest due on the maturity date or such redemption date, as the case may be, on the immediately succeeding day that is a floating rate business day as if such payment were made on the date such payment was originally due, and no interest will accrue on the amounts so payable for the period from and after the maturity date or such redemption date, as the case may be, to the immediately succeeding floating rate business day. We will make each interest payment on the notes to the holders of record of the notes at the close of business on the 15th calendar day, whether or not a floating rate business day, immediately preceding the applicable interest payment date.

The notes will bear interest for each quarterly interest period (as defined below) at a per annum rate determined by the calculation agent (as defined below) or, in certain circumstances described below, by us or our designee (which may be an independent financial advisor or any other entity we designate (any of such entities, a “Designee”)). The interest rate on the notes for the period from and including                , 2020 (the “original issue date”) to, but excluding, the interest payment date falling in December 2020 will be a per annum rate equal to the

3 Month LIBOR Rate (as defined below), determined as of the second London banking day (as defined below) immediately preceding the original issue date of the notes, plus                 basis points (the “Margin”). Subject to the provisions set forth below, interest on the notes will be reset on each interest payment date (each of these dates is also called an “interest reset date”), beginning with the interest reset date falling in December 2020 , and will be a per annum rate equal to the 3 Month LIBOR Rate, determined as of the second London banking day immediately preceding the applicable interest reset date, plus the Margin. The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application or lower than 0.00%.

Interest payable on any interest payment date or redemption date or on the maturity date of the notes shall be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for on the notes (or from and including the original issue date of the notes if no interest has been paid or duly provided for on the notes) to, but not including, such interest payment date or redemption date or the maturity date, as the case may be.

The notes will mature on September 14, 2023.

The 3 Month LIBOR Rate will be determined by the calculation agent referred to below in accordance with the following provisions:

“3 Month LIBOR Rate” means the rate for deposits in U.S. dollars for the 3-month period commencing on the applicable interest reset date which appears on the Bloomberg page BBAM (as defined below) or, if such page is not available, on the Reuters Screen LIBOR01 Page (as defined below), in each case at approximately 11:00 a.m., London time, on the second London banking day prior to such interest reset date (the second London banking day prior to any interest reset date being referred to as an “interest determination date”). If the 3 Month LIBOR Rate cannot be determined as provided in the immediately preceding sentence, on such interest determination date, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the calculation agent (which may include affiliates of the underwriters) at approximately 11:00 a.m., London time, on such interest determination date to prime banks in the London interbank market for a period of three months commencing on such interest reset date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of the aforesaid major banks to provide a quotation of such rate. If at least two such quotations are provided, the rate for that interest reset date will be the arithmetic mean of the quotations, or, if fewer than two quotations are provided as requested, the rate for that interest reset date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent (which may include affiliates of the underwriters), at approximately 11:00 a.m., New York City time, on such interest determination date for loans in U.S. dollars to leading European banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting such rates as mentioned in this sentence, the 3 Month LIBOR Rate commencing as of such interest reset date will remain the 3 Month LIBOR Rate determined as of the interest determination date for the immediately preceding interest reset date. Solely for purposes of this paragraph, the term “interest reset date” shall be deemed to include the original issue date of the notes.

Notwithstanding the immediately preceding paragraph, if we (or our Designee) determine on or prior to the relevant interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (as defined below) have occurred with respect to three month U.S. dollar LIBOR (or the then-current Benchmark (as defined below), as applicable), then the provisions set forth below under “—Effect of Benchmark Transition Event,” which are referred to as the “benchmark transition provisions”, will thereafter apply to all determinations of the rate of interest payable on the notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin specified in this prospectus supplement. However, if we (or our Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant interest determination date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding interest period, as determined by us (or our Designee).

The term “London banking day” means any day on which dealings in U.S. dollars are transacted in the London interbank market. The term “floating rate business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed.

The term “Bloomberg page BBAM” means the display that appears on Bloomberg L.P.’s page “BBAM” or any page as may replace such page or such service (or any successor service) for the purpose of displaying the London Interbank Offered rate for U.S. dollar deposits.

The term “Reuters Screen LIBOR01 Page” means the display designated as Reuters page “LIBOR01” on the Reuters 3000 Xtra, or such other page as may replace the LIBOR01 page on that service or such other service as may be nominated for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits by ICE Benchmark Administration Limited (“IBA”) or its successor or such other entity assuming the responsibility of IBA or its successor in calculating the London Interbank Offered rate in the event IBA or its successor no longer does so.

U.S. Bank National Association will act as calculation agent (the “calculation agent”) for the notes until such time, if any, as we appoint a successor calculation agent. The calculation agent will notify us, the trustee and the paying agent, or in certain circumstances described below, we or our Designee will notify us (if applicable), the trustee and the paying agent, of the interest rate for the new interest period. The calculation agent or, in certain circumstances described below, we or our Designee, will, upon the request of the registered holder of any notes, provide the interest rate then in effect on the notes. In no event shall the initial calculation agent (U.S. Bank National Association) be the Designee. All calculations made by the calculation agent, or in certain circumstances described below, by us or our Designee, in the absence of manifest error shall be conclusive for all purposes and binding on us and the holders of the notes.

All percentages resulting from any calculation of the interest rate with respect to the notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (for example, 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any interest rate for the notes less than 0.00% will be deemed to be 0.00% (or 0.0000).

The amount of interest for each day the notes are outstanding (the “daily interest amount”) will be calculated by dividing the interest rate in effect on the notes on that day by 360 and multiplying the result by the principal amount of the notes. The amount of interest payable on the notes on any interest payment date or redemption date or the maturity date of the notes will be calculated by adding the daily interest amounts for the notes for each day in the applicable interest period. The term “interest period” means the period beginning on, and including, an interest payment date for the notes to, but excluding, the next succeeding interest payment date or redemption date or the maturity date of the notes, as the case may be; provided that the initial interest period for the notes will be the period beginning on, and including, the original issue date of the notes to, but excluding, the interest payment date falling in December 2020. The amount of interest payable on the notes on any day, other than an interest payment date or redemption date or the maturity date of the notes, on which interest on the notes is due and payable will be calculated by adding the daily interest amounts for the notes for each day from and including the most recent date to which interest on the notes has been paid or duly provided for to, but excluding, the date such payment of interest is due.

In no event shall the calculation agent be responsible for determining whether a Benchmark Transition Event has occurred or be responsible for determining any substitute for the 3 Month LIBOR Rate, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determinations made by us or our Designee and will have no liability for such actions taken at our direction.

Neither the trustee nor the calculation agent will have any liability for any determination made by or on behalf of us or our Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

Effect of Benchmark Transition Event

Benchmark Replacement

If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes

In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations

Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this subsection “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the notes, shall become effective without consent from the holders of the notes or any other party.

Certain Defined Terms

As used in this subsection “Effect of Benchmark Transition Event”:

“Benchmark” means, initially, three month U.S. dollar LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to three month U.S. dollar LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin specified in this prospectus supplement and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of

(a) the date of the public statement or publication of information referenced therein and

(b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2) if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin specified in this prospectus supplement.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is three month U.S. dollar LIBOR, 11:00 a.m., London time, on the interest determination date, and (2) if the Benchmark is not three month U.S. dollar LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Listing

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system.

Ranking

The notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated in right of payment to our existing and future first mortgage bonds and other secured indebtedness (to the extent of the value of the collateral securing such first mortgage bonds and other secured indebtedness, respectively). As of June 30, 2020, we had outstanding approximately $4.45 billion of first mortgage bonds and approximately $49 million of other secured indebtedness. See “Risk Factors—Because the notes are not secured, they are effectively subordinated to all secured indebtedness we have incurred or may incur in the future (to the extent of the value of the collateral securing such secured indebtedness).” The notes are our obligations exclusively and are not the obligations of, or guaranteed by, Sempra Energy or any of its other subsidiaries. The notes will rank senior in right of payment to all of our future indebtedness, if any, that is subordinated in right of payment to the notes.

We do not currently have any subsidiaries. If, in the future, we were to have any subsidiaries, the notes would be effectively subordinated in right of payment to all indebtedness and other liabilities of those subsidiaries.

Optional Redemption

The notes will not be redeemable at our option prior to March 14, 2021. On and after March 14, 2021, we may, at our option, redeem the notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on any interest payment date falling on or prior to a redemption date will be payable on that interest payment date to the registered holders thereof as of the close of business on the relevant record date according to the terms of the notes and the indenture.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price, plus accrued and unpaid interest to the redemption date, and will be paid upon surrender thereof for redemption. If only part of a note is redeemed, the trustee will deliver a new note in a principal amount equal to the unredeemed portion of the principal of the note surrendered for redemption. If we elect to redeem all or a portion of the notes, the redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

If less than all of the notes are to be redeemed on any redemption date, the particular notes (or portions thereof) to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate or, in the case of notes in book-entry form represented by one or more global notes, by such method of selection as may be required or permitted by the depositary (as defined below under “—Other”).

Other

The notes will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the notes at your option.

We will pay principal of the notes at stated maturity, upon redemption or otherwise upon presentation of the notes at the office of the trustee, as our paying agent. The trustee will be our initial paying agent and transfer agent for the notes. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but we must at all times maintain a place of payment of the notes and a place for registration of transfer of the notes in the Borough of Manhattan, The City of New York.

We may, from time to time, without notice to or the consent of the holders of the notes, increase the principal amount of the notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued shall have the same form and terms (other than offering price, the date of original issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the notes previously issued and such additional notes shall form a single series of senior debt securities under the indenture with the notes offered by this prospectus supplement, provided that such additional notes shall be fungible with the notes offered by this prospectus supplement for United States federal income tax purposes.

The notes initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as depositary (the “depositary”), and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the notes that you purchase except in limited circumstances described in the accompanying prospectus under the caption “Global Securities.” The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. So long as the notes are in book-entry form evidenced by one or more global notes, we will make payments on those notes to the depositary or its nominee, as the registered owner of such notes, by wire transfer of immediately available funds. If notes in definitive certificated form are issued under the limited circumstances described under “Global Securities “ in the accompanying prospectus, we will have the option of making payments of interest by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the trustee at least 15 days before the applicable interest payment date by the persons entitled to payment. For additional information regarding notes in global form and the book-entry system, see “Global Securities” in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary is limited to holders who purchase the notes upon their initial issuance at their initial “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes is sold to the public for cash, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes the notes are issued at par or with a statutorily-defined de minimis amount of original issue discount.

There is some uncertainty as to the proper tax treatment of debt instruments such as the notes, which provide for a potential future replacement of three-month LIBOR as the Benchmark in the event of a Benchmark Transition Event (each, as defined in “Description of the Notes—Effect of Benchmark Transition Event—Certain Defined Terms”). See “Description of the Notes—Effect of Benchmark Transition Event—Benchmark Replacement.” We expect, and this discussion assumes, that the notes will qualify as “variable rate debt instruments” within the meaning of the applicable Treasury Regulations and that the provisions governing a Benchmark Transition Event will not impact such treatment. Such conclusion is based in part on recently proposed Treasury Regulations upon which taxpayers may rely currently. The United States tax rules governing LIBOR transition are new and potentially subject to further guidance. You should consult your tax advisor regarding the effects of a potential Benchmark Transition Event on your investment in the notes.

This summary does not address United States federal tax laws other than income tax laws, and it does not address tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax, or to holders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	regulated investment companies or real estate investment trusts;

•	brokers, dealers or traders in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	foreign persons or entities (except to the extent specifically set forth below);

•	S-corporations, partnerships or other pass-through entities or arrangements (and investors therein);

•	persons subject to special tax accounting rules as a result of their use of financial statements;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	“U.S. holders” (as defined below) whose “functional currency” is not the United States dollar;

•	persons who hold the notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our notes and the partners in such partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

THIS SUMMARY OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER UNITED STATES FEDERAL TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a U.S. holder (as defined below) of the notes. Certain consequences to non-U.S. holders (as defined below) of the notes are described under “—Consequences to Non-U.S. Holders” below. The term “U.S. holder” means a beneficial owner of a note that, for United States federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

Payments of Interest

You generally will be required to recognize any stated interest as ordinary income at the time it is paid or accrued on the notes in accordance with your regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

You generally will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a note in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest not previously included in income, which generally will be taxable as ordinary income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the amount you paid for the note. If you are a non-corporate U.S. holder, including an individual, and have held the note for more than one year at the time of disposition, such capital gain generally will be taxable at a reduced rate. Your ability to deduct capital losses may be limited.

Backup Withholding and Information Reporting

Payments of interest and principal on notes held by U.S. holders and the proceeds received upon the sale, exchange, redemption or other disposition of such notes may be subject to information reporting and backup withholding. Payments to certain holders (including corporations and certain tax-exempt organizations) are generally not subject to backup withholding. If you are a U.S. holder and you are not otherwise exempt, payments to you will be subject to backup withholding if:

•

you fail to furnish your taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number, in the manner required by the Code and applicable Treasury Regulations;

•	we or our agent (or other payor) are notified by the IRS that the TIN you furnished is incorrect;

•	there has been a “notified payee underreporting” with respect to interest or dividends paid to you, as described in the Code; or

•	you have failed to certify under penalty of perjury that you have furnished a correct TIN and that you are not subject to backup withholding under the Code.

You should consult your tax advisor regarding your qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and you may use amounts withheld under the backup withholding rules as a credit against your United States federal income tax liability or may claim a refund as long as you provide the required information to the IRS in a timely manner.

Consequences to Non-U.S. Holders

The following is a summary of certain material United States federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. The term “non-U.S. holder” means a beneficial owner of a note that is not a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) or a U.S. holder.

Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Subject to the discussion of backup withholding and information reporting and FATCA below, United States federal withholding tax will not apply to any payment to you of interest on a note provided that such interest is not effectively connected with your conduct of a United States trade or business and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an IRS Form W-8BEN or IRS Form

W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form)) or (b) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form), from you or from another qualifying financial institution intermediary, and, in certain circumstances, provides a copy of the IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form). If you hold your notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If you cannot satisfy the requirements described above, you will be subject to a 30% United States federal withholding tax with respect to payments of interest on the notes, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or substitute Form W-8BEN or Form W-8BEN-E, or the appropriate successor form for either form) claiming an exemption from or reduction in withholding under the benefit of an applicable United States income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States and interest on a note is effectively connected with your conduct of that trade or business (and, if required by an applicable income tax treaty, such interest is attributable to a permanent establishment maintained by you in the United States), you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements described above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Subject to the discussion of backup withholding and information reporting and FATCA below, any gain realized upon the sale, exchange, redemption or other taxable disposition of a note (other than any amount allocable to accrued and unpaid interest, which will be taxable as interest and may be subject to the rules discussed above in “—Consequences to Non-U.S. Holders—Payments of Interest”) generally will not be subject to United States federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If your gain is effectively connected with your conduct of a United States trade or business (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by you in the United States), you generally will be subject to United States federal income tax on the net gain derived from the sale, exchange, redemption or other disposition in the same manner as if you were a United States person (as defined under the Code). If you are a corporation, any such effectively connected gain received by you may also, under certain circumstances, be subject to the branch profits tax at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty). If you are described in the second bullet point above, you will be subject to United States federal income tax on the gain derived from the sale, exchange, redemption or other disposition at a 30% rate (or such lower rate as may be prescribed under an applicable United States income tax treaty), which gain may be offset by United States source capital losses, even though you are not considered a resident of the United States, provided you have timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, you will generally not be subject to backup withholding and information reporting with respect to payments that we make to you, or with respect to the proceeds of the sale of a note within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above under “—Consequences to Non-U.S. Holders—Payments of Interest” and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption. However, we may be required to report annually to the IRS and to you the amount of, and the tax withheld with respect to, any interest paid to you, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Pursuant to legislation commonly referred to as “FATCA” and regulations promulgated thereunder, payments to foreign entities of interest on, or (subject to the proposed U.S. Treasury Regulations discussed below) gross proceeds from the sale or other dispositions of, debt obligations of a U.S. issuer will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless (1) a foreign financial institution that is a payee undertakes certain diligence and reporting obligations, (2) a non-financial foreign entity that is a payee either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) a foreign financial institution or non-financial foreign entity that is a payee otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a note. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of notes on or after January 1, 2019, proposed U.S. Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued. You should consult your tax advisor regarding the possible effect of FATCA on your investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in an underwriting agreement, the underwriters named below, for whom BMO Capital Markets Corp., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, have agreed, severally and not jointly, to purchase, and we have agreed to sell to them, severally and not jointly, the respective principal amounts of the notes set forth opposite their respective names below.

Name	Principal Amount of Notes
BMO Capital Markets Corp.	$
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes if any are taken. The offering of the notes by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at such price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of    % of the principal amount of the notes on sales to certain other dealers. After the initial public offering, the price to investors and concessions may be changed.

The notes are a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the notes on any securities exchange or trading facility or for inclusion of the notes in any automated quotation system. There can be no assurance that there will be a secondary market for the notes or the continued liquidity of such market if one develops. The underwriters have informed us that they intend to make a market in the notes but are under no obligation to do so and may discontinue such market making at any time without notice.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Southern California Gas Company
Per note		%

In order to facilitate the offering of the notes, the representatives of the underwriters, or any of their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the notes for their own account. In addition, to cover overallotments or to stabilize the price of the notes, the representatives may bid for, and purchase, notes in the open market.

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased from us by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the market prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time without notice.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above, if commenced, may have on the market price of the notes. In addition, neither we nor any of the underwriters makes any representation that any of these transactions will be engaged in or that the transactions, once commenced, will not be discontinued without notice.

Expenses payable by us in connection with the offering of the notes, excluding the underwriting discount, are estimated at $800,000. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representatives, we will not, during the period beginning on and including the date of this prospectus supplement through and including the later of the termination of trading restrictions for the notes as notified to us by the representatives (but only if the representatives have notified us on the original issue date that such trading restrictions have not been terminated) and the original issue date of the notes, offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of any notes, any debt securities of Southern California Gas Company which are substantially similar to the notes (“Similar Securities”) or any securities convertible into, exchangeable into or exercisable for any notes or Similar Securities, provided that this agreement shall not apply to the offer, issuance or sale of, or any contract to sell, (i) the notes to the underwriters pursuant to the underwriting agreement or (ii) commercial paper or other debt securities with scheduled maturities of less than one year. For purposes of clarity, it is understood and agreed that the term Similar Securities, as used in this paragraph, excludes commercial paper or other debt securities with scheduled maturities of less than one year.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have in the past acted and/or are acting and/or may in the future act as lenders to, and/or have from time to time performed and/or are performing and/or may in the future perform certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for, us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In particular, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us or any of our affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us or the applicable affiliate of ours, as the case may be, consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” net proceeds from this offering will be used to repay outstanding commercial paper and potentially other indebtedness. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper or other indebtedness and affiliates of some of the underwriters are lenders under our revolving credit facility. To the extent that net proceeds from this offering are applied to repay any of our outstanding indebtedness (including commercial paper, bank loans or other indebtedness) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is 5% or more of the net proceeds of this offering (not including the underwriting discount), such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121. In such event, this offering would be conducted in compliance with FINRA Rule 5121 and such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. Pursuant to that rule, the appointment of a “qualified independent underwriter” would not be required in connection with this offering, as the notes are “investment grade rated” (as defined in FINRA Rule 5121).

Delayed Settlement

We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the second business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Selling Restrictions

European Economic Area and United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no offer of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public may be made in that Relevant State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation (as defined below);

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Southern California Gas Company for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require Southern California Gas Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Southern California Gas Company.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O and no advertisement, invitation or document relating to the notes has been or will be issued or has been or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the notes and various other legal matters relating to the issuance and sale of the notes on behalf of Southern California Gas Company. Andrew J. Reid, Assistant General Counsel of Southern California Gas Company, will pass upon certain other legal matters relating to the issuance and sale of the notes on behalf of Southern California Gas Company. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement and in the accompanying prospectus from Southern California Gas Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of Southern California Gas Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$2,500,000,000

SOUTHERN CALIFORNIA GAS COMPANY

Senior Debt Securities

First Mortgage Bonds

Series Preferred Stock

We may offer and sell senior debt securities, first mortgage bonds and series preferred stock, without par value, from time to time in one or more offerings. The senior debt securities, the first mortgage bonds and the series preferred stock are collectively referred to in this prospectus as the “offered securities,” unless otherwise expressly stated or the context otherwise requires. This prospectus provides you with a general description of the offered securities.

Each time we sell offered securities we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular offered securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of the offered securities.

We may offer and sell any offered securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any offered securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such offered securities.

Investing in the offered securities involves risks. See the information under the heading “Risk Factors” on page 2 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in the offered securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell up to $2,500,000,000 aggregate offering price of any combination of the offered securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the offered securities that we may offer. Each time that we offer and sell offered securities, we will provide a prospectus supplement to this prospectus that contains specific information about the offered securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell the offered securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

i

SOUTHERN CALIFORNIA GAS COMPANY

We are a regulated public utility that owns and operates a natural gas distribution, transmission and storage system that supplies natural gas to a service territory that encompasses Southern California and portions of central California (excluding San Diego County, the City of Long Beach and the desert area of San Bernardino County). We are an indirect subsidiary of Sempra Energy, a California-based energy-services holding company. For additional information concerning us, you should refer to the information described under the caption “Where You Can Find More Information; Incorporation by Reference” in this prospectus.

Our principal executive offices are located at 555 West Fifth Street, Los Angeles, California 90013 and our telephone number is (213) 244-1200. Our web site is www.socalgas.com. This reference to our web site is not an active hyperlink and the information found on our web site does not constitute a part of this prospectus.

The terms “we,” “our” and “us” are used in this document for purposes of convenience and, unless otherwise expressly stated, are intended to refer to Southern California Gas Company and its subsidiaries (if any), either individually or collectively, as the context may require. When we refer to “you,” we mean the potential purchasers of the applicable offered securities.

RISK FACTORS

Investment in any offered securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are also incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such offered securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities to expand and improve our utility plant, to refund and retire indebtedness, for working capital and other general corporate purposes and to replenish funds previously expended for these purposes.

DESCRIPTION OF OFFERED SECURITIES

The following is a general description of some of the terms and provisions of the offered securities. These descriptions are not a complete description of the terms and provisions of each offered security. Any prospectus supplement and any free writing prospectus will describe additional terms and provisions of the offered securities offered thereby. The prospectus supplement or any free writing prospectus may also add, update or change the terms and provisions of the offered securities as described in this prospectus. For more information about the offered securities, please refer to:

•	the form of the indenture between us and U.S. Bank National Association, as trustee, relating to the issuance of each series of senior debt securities by us (the “senior indenture”);

•

the first mortgage indenture dated October 1, 1940 (the “original indenture”) between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by supplemental indentures dated as of August 1, 1955, December 1, 1956, June 1, 1965, August 1, 1972, May 1, 1976 and September 15, 1981 (collectively, the “mortgage bond indenture”); and

•

the applicable certificate of determination establishing the designation and terms of any series of our series preferred stock we are offering hereunder, which will be filed as an exhibit to the registration statement of which this prospectus is a part or a document incorporated by reference herein, and the description of our series preferred stock contained in our restated articles of incorporation.

These documents or forms of these documents are or will be filed as exhibits to the registration statement of which this prospectus is a part or a document incorporated by reference herein. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time.

DESCRIPTION OF SENIOR DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. In this section, references to “indenture” mean the senior indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries (if any).

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and our senior debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of senior debt securities described in the applicable prospectus supplement or free writing prospectus.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may, without notice to or consent of the holders of the senior debt securities of any series, increase the principal amount of the senior debt securities of any series and issue such increased principal amount (or any portion thereof) from time to time. Any additional senior debt securities of any series so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the senior debt securities of such series previously issued, and such additional senior debt securities shall form a single series with the senior debt securities of such series previously issued under the indenture, provided that such additional senior debt securities of such series shall be fungible with the senior debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement, our senior debt securities will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the senior debt securities at your option.

Unless otherwise provided in a prospectus supplement, the trustee under the indenture shall serve as the initial paying agent and security registrar for our senior debt securities.

Our senior debt securities will be our unsecured obligations.

Prior to the issuance of any series of senior debt securities, the terms of the senior debt securities of such series will be established in or pursuant to a board resolution and set forth in or determined in the manner provided in either a supplemental indenture or one or more officers’ certificates. We refer you to the applicable prospectus supplement for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the person to whom any interest on a senior debt security of the series shall be payable, if other than the person in whose name that security is registered;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•	the right, if any, to extend the interest payment periods or to defer the payment of interest, and the terms of any such extension or deferral;

•

the place or places where the principal of and any premium and interest on the senior debt securities will be payable and whether any principal of such senior debt securities will be payable without presentation or surrender thereof;

•

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which we may redeem the senior debt securities, in whole or in part, and the manner in which any election by us to redeem the senior debt securities shall be evidenced;

•

any obligation we have to redeem or purchase senior debt securities pursuant to any sinking fund, purchase fund or similar provision, or any option of the registered holder to require us to redeem or purchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if the amount of principal or any premium or interest on any senior debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

•

the currency, currencies or currency units in which the principal of and any premium or interest on the senior debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

•

if at our election or the holder’s election, the payments of principal of or any premium or interest on the senior debt securities will be payable in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

•	the portion of the principal amount of the senior debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

the amount which will be deemed to be the principal amount of the senior debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the amount which will be due and payable or outstanding as of any such date;

•	if the sections of the indenture providing for legal defeasance or covenant defeasance (each as defined below under “—Defeasance”) do not apply to the senior debt securities;

•

whether the senior debt securities are to be issued in whole or in part in the form of one or more global senior debt securities and, if so, the identity of the depositary for the global senior debt securities;

•

any addition, modification or deletion of any events of default or covenants provided in the indenture with respect to the senior debt securities and any change in the acceleration provisions with respect to the senior debt securities;

•	any addition to or change in the covenants set forth in the indenture; and

•	any other terms of the senior debt securities, which may include terms that are in addition to, or different from, those described below.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated debt. The senior debt securities are our obligations exclusively, and are not the obligations of, or guaranteed by, our subsidiaries (if any) or Sempra Energy or any of its other subsidiaries. Although the senior debt securities will be our senior unsubordinated obligations, holders of our existing and future first mortgage bonds and other secured indebtedness will have a claim to the assets securing such first mortgage bonds or such other secured indebtedness, as applicable, prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities—Interest

Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on the senior debt securities on each interest payment date to the persons in whose names the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be payable on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities—Principal

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the trustee, as the initial paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer. Unless otherwise specified in the applicable prospectus supplement, a place for payment and registration of transfer of the senior debt securities will be provided in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

Unless otherwise provided in the applicable prospectus supplement, if any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next succeeding business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Form; Transfers; Exchanges

Unless otherwise indicated in the applicable prospectus supplement, senior debt securities initially will be issued in book-entry form and represented by one or more global securities (as defined below under the caption “Global Securities”) deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the caption “Global Securities.” Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

So long as the senior debt securities are in book-entry form, you will receive payments and may transfer senior debt securities only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

You may have your senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the senior debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) senior debt securities during a period of 15 days prior to giving any notice of redemption or (b) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities will be set forth in the applicable prospectus supplement.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. (See Section 1104.)

Unless otherwise indicated in the applicable prospectus supplement, we will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.) Unless we default in payment of the redemption price and accrued interest, if any, on and after the redemption date interest will cease to accrue on the senior debt securities or portions thereof called for redemption.

If less than all of the senior debt securities of any series are to be redeemed on any redemption date, the particular senior debt securities of such series (or portions thereof) to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate or, in the case of senior debt securities in book-entry form represented by one or more global securities, by such method of selection as may be required or permitted by the procedures of the applicable depositary.

Events of Default

Unless otherwise indicated in a prospectus supplement, an “event of default” occurs with respect to the senior debt securities of any series if:

•

we do not pay any interest on any senior debt securities of such series when it becomes due and payable and such default continues for 30 days; provided, however, that if we are permitted by the terms of the senior debt securities of such series to extend or defer the payment of interest on such senior debt securities and if we have elected such an extension or deferral in accordance with the terms of such senior debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the senior debt securities of such series unless we are required, by or pursuant to the terms of the senior debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fail to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the senior debt securities of such series;

•	we do not pay the principal of or any premium on any senior debt securities of such series when it becomes due and payable;

•	we do not make a sinking fund payment with respect to the senior debt securities of such series when it becomes due and payable and such default continues for 60 days;

•

we remain in breach of any other covenant or warranty in the indenture (excluding covenants and warranties solely applicable to one or more other series of senior debt securities issued under the indenture) or the senior debt securities of such series for 60 days after there has been given to us, by registered or certified mail, a written notice specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or the registered holders of at least 33% of the principal amount of the outstanding senior debt securities of such series;

•	we file for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to us; or

•	any other event of default specified in the prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon (including, without limitation, if the terms of the senior debt securities of such series established pursuant to the indenture permit us to extend the interest payment periods or defer any payments of interest on the senior debt securities of such series, any extended or deferred interest and, if so provided pursuant to the terms of the senior debt securities of that series and to the extent permitted by applicable law, compound interest) to be due and payable immediately, and upon such declaration the principal of and accrued and unpaid interest on the senior debt securities of that series shall become immediately due and payable (notwithstanding, if the terms of the senior debt securities of such series permit us to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a) we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•	the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and interest on these amounts;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series, to the extent lawful; and

•	all amounts due to the trustee under the indenture; and

(b) all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding senior debt securities of any series, voting as a single class without regard to the registered holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the senior debt securities of that series;

•

the registered holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of senior debt securities under the indenture. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default with respect to the senior debt securities of that series under the indenture to the extent required by the Trust Indenture Act, except that in the case of an event of default of the character specified above in the fourth bullet point under the caption “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the senior debt securities of that series outstanding under the indenture. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our properties and assets as an entirety or substantially as an entirety to any entity, unless:

•

we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the senior debt securities outstanding under the indenture and the performance of all of the covenants under the indenture and the outstanding senior debt securities; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the indenture, has or will have occurred and be continuing.

The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures to the indenture for any of the following purposes:

•	to evidence the succession of another entity to us; or

•	to add one or more covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

•	to add any additional events of default for all or any series of senior debt securities; or

•

to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of senior debt securities in bearer form or to facilitate the issuance of senior debt securities in uncertificated form; or

•

(A) to change or eliminate any provision of the indenture in respect of one or more series of senior debt securities, provided that any such change or elimination shall neither (i) apply to any senior debt security entitled to the benefit of such provision nor (ii) modify the rights of the registered holder of any such senior debt security with respect to such provision or (B) to add any new provision to the indenture, provided that any such addition (x) does not apply to any senior debt security of any series created prior to the execution of such supplemental indenture or (y) shall become effective only when there is no such senior debt security outstanding; or

•	to provide security for the senior debt securities of any series; or

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

•

to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the holders of senior debt securities of any series in any material respect; or

•

to conform the terms of such senior debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such series of senior debt securities or, insofar as relates to the senior debt securities of such series, the indenture, to any terms set forth in the description of such senior debt securities appearing under the caption “Description of Debt Securities,” “Description of Notes” or other similar captions in the offering memorandum, prospectus, prospectus supplement or other like offering document relating to the initial offering of such series of senior debt securities.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal, premium or interest on any senior debt security or reduce the principal amount thereof or the interest rate or premium payable thereon or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment, or, if we have the right to extend or defer the payment of interest on any senior debt security, increase the maximum time period of any such extension or deferral or increase the maximum number of times we may extend or defer any such interest payment; or

•	reduce the percentages in principal amount of outstanding senior debt securities of any series held by registered holders whose consent is required for any supplemental indenture or waiver; or

•	modify certain provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities (which we refer to as “legal defeasance”) or be released from our obligations under certain covenants that may be added to the indenture for the benefit of the holders of the senior debt securities of such series (which we refer to as “covenant defeasance” and, together with legal defeasance, “defeasance”). In the event that we effect covenant defeasance with respect to any covenants applicable to the senior debt securities of any series, any failure to comply with such covenants shall not constitute an event of default under the fourth bullet point under the caption “—Events of Default” above.

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on the senior debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture with respect to the senior debt securities of such series, except as noted below, when:

•	all outstanding senior debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding senior debt securities of such series.

We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series of senior debt securities and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610 and 611.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption “—Defeasance” or “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of our senior debt securities. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the related senior debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF FIRST MORTGAGE BONDS

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following is a general description of some of the terms and provisions of the first mortgage bonds we may offer and sell by this prospectus. In this section, references to the “bonds” mean the first mortgage bonds, references to “indenture” mean the mortgage bond indenture and references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries (if any).

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of bonds.

The indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indenture and the bonds is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the bonds of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, those sections or defined terms are incorporated by reference into this prospectus or the applicable prospectus supplement. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of bonds described in the applicable prospectus supplement or free writing prospectus.

General

We may issue bonds under the indenture in one or more series, subject to the limitations described below under the caption “—Issuance of Additional Bonds.” Bonds in registered form may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Unless specified otherwise in the applicable prospectus supplement, the bonds will be issued in book-entry form as described under the caption “Global Securities” in this prospectus. Bonds will be payable, exchangeable for bonds of other authorized denominations and transferable at the principal office of the trustee, in San Francisco, California and any other places designated by us for payment. (Section 2.01)

Prior to the issuance of each series of bonds, the terms and conditions of the particular series of bonds will be specified in a supplemental indenture. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

•	the title or designation of the bonds;

•	the aggregate principal amount of the bonds in such series;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•

whether we will have any obligation or option to redeem, purchase or repay bonds of such series prior to their maturity and the terms and conditions upon which the bonds may be redeemed, purchased or repaid;

•	whether the bonds will be entitled to the benefits of any purchase, sinking, improvement or trust fund;

•

whether the bonds will be issuable as coupon bonds, fully registered bonds without coupons or, if provided in a supplemental indenture, as global securities (as defined below under the caption “Global Securities”); and

•	any other terms and conditions of the bonds that may supplement those described below. (See Section 2.01.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•	66 2/3% of the Net Bondable Value of Property Additions that have not been applied to other indenture purposes; (See Section 4.04.)

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds; (See Section 4.05.) and

•

100% of the aggregate principal amount of Refundable Bonds, which include bonds that have been retired by payment at maturity, redemption or purchase (other than through sinking fund payments or other funds deposited with the trustee as Mortgaged Property) and not applied to other indenture purposes. (See Section 4.06.)

However, the aggregate principal amount of bonds that we can issue under the indenture may not exceed 50% of our Net Investment in Mortgaged Property, after giving effect to the issuance of such additional bonds. (See Section 4.01.) In addition, no additional bonds may be issued under the indenture (except under certain circumstances relating to those issued on the basis of Refundable Bonds) unless the Net Earnings of the Corporation Available for Interest for any 12 consecutive months in the past 15 months equals at least twice our annual interest charges on the sum of (i) all the bonds outstanding under the indenture and such additional bonds, (ii) in the event of our consolidation or merger or transfer of all of our property as an entirety, the indebtedness of any successor corporation maturing more than one year from the date of its issuance, but only if such successor corporation does not secure the bonds with a lien on all of its property, other than Excepted Property, and (iii) all of our indebtedness secured by any of the Mortgaged Property in priority to or pari passu with the lien securing the bonds. (See Section 4.03.) Other than as described above, the indenture does not limit the amount of indebtedness that we may incur. However, our issuance of long-term indebtedness is regulated by the California Public Utilities Commission.

Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption, sinking fund and in certain other respects as described above under the caption “—General.”

Security for the Bonds

The bonds will be secured by the indenture which constitutes a first lien upon all of our real and personal property, other than Excepted Property, subject to easements, rights of way, conditions, reservations and restrictions of record, and to the lien of taxes and assessments not delinquent, and also subject to Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity. (See granting clauses and Sections 5.09 and 14.10). All of the bonds issued under the indenture will be equally and ratably secured by the indenture, subject to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series and other than cash held by the trustee for the payment of particular bonds (See Sections 5.03 and 10.12).

Subject to limitations and exceptions described in the indenture, all property acquired by us after the date of the indenture, other than Excepted Property, will be further security as described in the indenture. (See Section 5.09.) In addition, the indenture creates a lien on the Mortgaged Property prior to the lien securing the bonds in order to secure the trustee’s right to compensation, reimbursement and indemnity. (See Sections 5.17, 6.04, 9.26, 14.10 and 14.11.)

Ranking

The bonds of each series will be our secured and unsubordinated obligations and will rank equally in right of payment with all other bonds issued under the indenture. The bonds will rank first in right of payment with respect to proceeds from Mortgaged Property (subject to easements, rights of way, conditions, reservations and restrictions of record, and to the lien of taxes and assessments not delinquent, and also subject to Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith, and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity), and otherwise will rank equal in right of payment with all of our other unsubordinated and unsecured indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries (if any) or affiliates.

Payment of Bonds—Principal and Interest

We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. We will make payments on the bonds in book-entry form to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If bonds are issued in definitive certificated form under the limited circumstances described below under the caption “Global Securities,” we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the payment date by the persons entitled to payment.

Form; Transfers; Exchanges

Bonds may be issued in denominations of $1,000, $5,000, $10,000, $25,000 or integral multiples of $25,000. Unless otherwise indicated in the applicable prospectus supplement, the bonds will be issued in book-entry form represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. You will not be entitled to receive a certificate for the bonds in book-entry form that you purchase except under the limited circumstances described below under the caption “Global Securities.”

You will receive payments and may transfer bonds in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the caption “Global Securities.” We will maintain an office or agency where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will be at the principal office of the trustee, in San Francisco, California, and any other places specified in the applicable prospectus supplement. (See Sections 2.01, 2.03 and 2.04.)

Optional Redemption

Unless specified otherwise in an applicable prospectus supplement, we may redeem at our option at any time or from time to time all or any part of the bonds of any applicable series that we may offer and sell by such prospectus supplement at the redemption price specified therein for that respective series of bonds. In the event that we elect to redeem only a portion of a series of bonds, the bonds to be redeemed shall be selected by the trustee by lot in such manner as it shall deem fair and, if so provided in the applicable prospectus supplement in the case of bonds represented by a global security, in accordance with the procedures of DTC. (See Section 7.01.)

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the bonds to be redeemed. (See Section 7.02.) On or prior to the redemption date, we will deposit with the trustee a sum of money sufficient to redeem the bonds to be held in trust for the account of the holders thereof. (See Section 7.03.) Following notice of redemption and deposit of the redemption price with the trustee on or before the applicable redemption date, interest on the bonds or portions thereof called for redemption shall cease to accrue from and after such redemption date. Upon surrender of the bonds, we will pay the holders of the surrendered bonds the principal and accrued interest of the redeemed bonds or, if only a portion of the principal of a particular bond is being redeemed, that portion of the principal and interest attributable to such redeemed portion. (See Sections 7.04 and 7.05.) All of the bonds redeemed and paid shall be cancelled. (See Section 7.06.)

Renewal Fund

We will pay to the trustee annually on April 1, as a renewal fund, an amount equal to (1) the amounts actually appropriated by us from earnings during the preceding calendar year as provisions for depreciation, depletion and retirements of Mortgaged Property and, if such appropriations are calculated on a sinking fund or similar compound interest method, including the portion thereof representing interest accrual as well as the portion thereof representing the annuity charge, minus (2) credits (which may include credits from prior years), taken at our option, for:

•	payments in cash or bonds made by us to a sinking fund or a similar fund under which cash paid to the trustee is to be used only to retire bonds;

•	the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us;

•	the lesser of the cost or fair value of certain additions to properties securing bonds established as refundable pursuant to the indenture; and

•

the principal amount of certain bonds which have been purchased, paid, redeemed, cancelled or otherwise retired, and which have not been used nor will be available for any other indenture purpose, including the issuance of additional bonds. (See Sections 8.02 and 8.04.)

Renewal fund payments that we pay in cash and any other monies held by the trustee as part of the Mortgaged Property may, at our option:

•

be withdrawn by us, subject to certain conditions, in an amount equal to the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal (except that we may not withdraw cash deposited with the trustee as a basis for issuing additional bonds); or

•	be applied to the purchase or redemption of any outstanding bonds.

(See Sections 8.06, 10.08, 10.09 and 10.11.)

In addition, any cash in excess of $100,000 held by the trustee as part of the Mortgaged Property for more than three years after deposit shall be applied by the trustee to the purchase or redemption of outstanding bonds. (See Section 10.11.)

Instead of making all or any portion of such a renewal fund payment in cash, we may deliver outstanding bonds to the trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered. (See Section 8.05.)

At our election, the amount of any required renewal fund payment may be reduced by an amount equal to the amount of cash which, assuming that the renewal fund payments required to be made pursuant to the indenture had actually been made in cash, could at the time be withdrawn under the indenture. (See Section 8.06.) Any payments that we make to the renewal fund are in addition to the expenditures we are required to make for maintenance.

Consolidation, Merger and Transfer of Assets

Nothing in the indenture or in the bonds outstanding under the indenture prevents us from consolidating or merging with or into any corporation or selling all of our property as an entirety subject to the continuing lien of the indenture, provided that:

•

the terms of the consolidation, merger or sale preserve and do not impair the lien or the security under the indenture, and the rights and powers of the trustee and the holders of the bonds outstanding under the indenture;

•

in the case of a merger or consolidation, the successor corporation expressly assumes the due and punctual payment of the principal and interest of all the bonds and the performance and observance of all of the covenants and conditions of the indenture; and

•

in the case of a sale of all of our property as an entirety, the corporation to which we sell all our property assumes the due and punctual payment of principal and interest of all the bonds, assumes the performance of all covenants and conditions of the indenture and executes and delivers an indenture to the trustee whereby the purchasing corporation agrees to assume such payment and performance and charge therewith the property so taken over. (See Section 15.01.)

If we consolidate with or merge with another corporation or in the case of a sale of our property as an entirety, the successor corporation formed by such consolidation or into which we shall have merged or to which such sale shall have been made, upon executing and causing to be recorded an indenture to the trustee, shall succeed to and be substituted for us under the indenture and the bonds. (See Section 15.02.) Notwithstanding the foregoing, the indenture shall not be a lien or charge on any properties of the successor corporation, whether owned at the time of such transaction or thereafter acquired, except for the properties subject to the lien of the indenture prior to such transaction (and all substitutions, replacements, accessions, additions, alterations, improvements, betterments, developments, extensions and enlargements to, of or upon any of the properties which then are or may thereafter become subject to the lien of the indenture) and any property which the successor corporation may voluntarily subject to the lien of the indenture. (See Section 15.03.)

Certain Covenants

Subject to the terms of the indenture and in addition to the covenants otherwise specified above, we covenant in the indenture that, among other things, we will:

•

keep, or cause to be kept, proper records and accounts of corporate dealings, including proper and complete records reflecting credits to our capital and property accounts, and we will furnish statements upon demand as reasonably required by the trustee; (See Section 5.06.)

•

subject to easements, rights of way, conditions, reservations and restrictions of record and to the lien of taxes and assessments not delinquent, not voluntarily create any lien or charge (other than Permissible Encumbrances, purchase money liens, liens existing on property at the time such property was acquired by us, liens resulting from claims and demands of mechanics, laborers and others the validity of which are being contested in good faith, and the prior lien securing the trustee’s right to compensation, reimbursement and indemnity) that would be prior to the lien of the indenture upon the Mortgaged Property; (See granting clauses and Sections 5.09 and 14.10.)

•

pay or cause to be paid or discharged all taxes, assessments, and governmental charges lawfully imposed on the Mortgaged Property or the lien or interest of the trustee in respect of the Mortgaged Property; however, no such failure to pay or discharge shall be a breach of the indenture if we are disputing it in good faith unless, in the opinion of counsel, Mortgaged Property may be lost or forfeited as a result thereof; (See Section 5.10.)

•	file the indenture and any supplemental indenture as may be necessary to preserve and protect the security of the bondholders; (See Section 5.11.)

•	maintain, preserve and keep the Mortgaged Property in good repair, working order and condition; (See Section 5.15.) and

•

maintain insurance on, or self-insure, the Mortgaged Property, or so much thereof as is customarily so insured by a company of like character, against losses or damages from such risks as are usually insured against by companies similarly situated and operating like properties. (See Section 5.16.)

Events of Default

The following events are defined for all purposes of the indenture (except where the term is otherwise defined for specific purposes) as “events of default”:

•	failure to pay the principal of any bond secured by the indenture when it becomes due and payable, whether at maturity, as therein expressed, or by declaration or otherwise;

•	failure to pay interest upon any bond secured by the indenture for a period of 30 days after it becomes due and payable;

•

failure to pay any installment of the sinking fund or renewal fund required by the indenture or of any sinking fund or analogous fund required by any supplemental indenture, for a period of 30 days after it becomes due and payable;

•	the expiration of a period of 60 days following:

•	the adjudication of us as bankrupt by any court of competent jurisdiction;

•

the entry of an order approving a petition seeking the reorganization of us under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof; or

•	the appointment of a trustee or a receiver of all or substantially all of our property;

unless during such period such adjudication, order or appointment of a receiver or trustee shall be vacated;

•

the filing by us of a voluntary petition in bankruptcy or the making by us of an assignment for the benefit of creditors; our consenting to the appointment of a receiver or trustee of all or any part of our property; the filing by us of a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America or of any state thereof; or the filing by us of a petition to take advantage of any insolvency act; and

•

our failure to perform any other covenant or agreement contained in the indenture or any supplemental indenture or in any bond secured by the indenture for a period of 60 days following the mailing by the trustee to us of a written demand that such failure be cured, such failure not having been cured in the meantime. The trustee may and, if required to do so by the holders of a majority in principal amount of the bonds then outstanding, shall make such demand. (See Section 9.02.)

Remedies

Acceleration

Upon the occurrence of an event of default, the trustee may, and upon the written request of the holders of a majority in principal amount of all bonds then outstanding under the indenture shall, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 9.05.)

Rescission of Acceleration

At any time after the principal of the bonds shall have been declared due and payable and before any sale of the Mortgaged Property shall have been made pursuant to the indenture,

•

all interest in arrears upon such bonds with interest on overdue installments of interest, to the extent that payment of such interest on interest shall be legally enforceable, at the same rate as was borne by the respective bonds on which installments of interest may be overdue,

•	together with reasonable charges and expenses of the trustee, its agents and attorneys, and

•	all other sums which may be due under the indenture, except the principal of such bonds as shall not have become due and payable by their terms,

shall either by paid by us to those entitled thereto (or to the trustee for their account) or be collected out of the Mortgaged Property, and all other defaults existing under the indenture known to the trustee shall have been cured or provision deemed by the trustee to be adequate therefor shall have been made, or shall have been waived as provided in the indenture, then and in every such case:

(a)

the holders of the majority in principal amount of the bonds then outstanding, by written notice to us and the trustee, may waive such default and rescind and annul such declaration and its consequences, or

(b)

if in declaring the principal due, the trustee shall have acted without any request of the bondholders, or upon the request of the holders of less than 25% in principal amount of the bonds outstanding at the time of such request, and if there shall not have been delivered to the trustee and to us written directions to the contrary by the holders of not less than a majority in principal amount of the bonds then outstanding, then such default and its consequences ipso facto shall be deemed to be waived, or

(c)

if all such principal and interest which shall have matured otherwise than by such declarations shall have been made good and all other defaults cured or provided for or waived within 30 days after such declaration, then, without regard to any directions by the bondholders, all such defaults and their consequences ipso facto shall be deemed to be waived;

and the parties shall be restored to their respective rights and obligations under the indenture as if no default had occurred; but no such waiver of any particular default shall extend to or affect or be deemed a waiver of any other default or impair any right consequent thereon. (See Section 9.05.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of an event of default, the trustee may enter, hold, use, operate and manage all or any part of the Mortgaged Property and conduct the business, either personally or through the trustee’s agents. Upon every such entry, the trustee, from time to time, either by purchase, repair or construction, may maintain, restore and insure the buildings and structures and property in the same manner and to the same extent as us and may make such repairs, renewals and replacements, improvements, extensions and additions thereto as may seem judicious to the trustee and may deduct such expenses out of the Mortgaged Property. If the trustee enters the Mortgaged Property as aforesaid, the trustee will be entitled to receive the rents, income, issues and profits from the Mortgaged Property and, after deducting the expenses of conducting the business and operating the Mortgaged Property and of all such repairs, renewals and replacements, improvements, extensions and additions and all payments for taxes, assessments, insurance and other proper charges upon the Mortgaged Property, or any part thereof, including reasonable compensation to the trustee and its agents and counsel, will apply such money in the following manner:

•

If none of the principal of the bonds has become due, to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate or rates per annum respectively borne by the bonds on which such interest shall be in default, ratably to the persons entitled thereto; or

•

If the principal of any, but not all, of the bonds issued has become due, first to the payment of the accrued interest on all bonds issued then outstanding, with interest on the overdue installments thereof, to the extent permitted by applicable law, at the same rates as were borne by the respective bonds on which such interest shall be in default, in the order of the maturity of the installments, and, second, if any surplus remains, to the payment pro tanto of the principal of all the bonds then due, such payment to be made ratably to the persons entitled thereto; or

•

If the principal of all the bonds shall have become due, by maturity, declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rates per annum borne by the respective bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of any installment of interest over any other thereof.

Any surplus remaining after providing for such payments and for the payment of all installments of interest becoming due in the following six months shall be paid over to us, or whosoever may be entitled to receive the same, or as any court of competent jurisdiction may direct. (See Section 9.04.)

If one or more events of default occurs and continues without remedy for the designated period, the trustee may, in every such case, sell the Mortgaged Property or take appropriate judicial proceedings for the enforcement and protection of its rights and the rights of the bondholders. (See Section 9.06.) In the case of the sale of the Mortgaged Property, whether made under the power of sale granted in the indenture or pursuant to judicial proceedings, the principal of all outstanding bonds, if not previously due, shall immediately become due and payable. (See Section 9.14.) The proceeds of any sale of the Mortgaged Property made under the power of sale given by the indenture or pursuant to judicial proceedings, together with any amounts held by the trustee as part of the Mortgaged Property or proceeds thereof (except such part as may be held in trust for payment of bonds already called for redemption or previously matured and matured interest as provided in the indenture), shall be applied as follows:

•

first, to the payment of the costs and expenses of such sale, including reasonable compensation to the trustee and its agents and counsel, and of any judicial proceedings, and of all expenses, liabilities and advances made or incurred by the trustee without negligence or bad faith, with interest on such expenses and advances, and to the payment of all taxes, assessments or liens superior to the lien of the indenture;

•

second, to the payment of the whole amount then owing and unpaid upon the bonds outstanding for principal and interest, with interest on overdue principal and installments of interest thereon, to the extent permitted by applicable law, at the rate per annum borne by the bonds representing such principal; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such bonds, then to the payment of the principal and interest of such bonds, ratably and without preference or priority of principal over interest or of any installment of interest over any other thereof; and

•	third, any surplus shall be paid to us.

(See Section 9.15.)

In the case of a default in the payment of the principal of any bond that has become due and payable or the payment of interest on any bond for a period of thirty days after such interest has become due and payable, the trustee may recover a judgment, in its own name and as trustee of an express trust, against us for the whole amount of such principal and interest that remains unpaid, together with interest on such unpaid principal and interest to the extent permitted by applicable law. The trustee may file proof of such claim and any other papers or documents as may be necessary or advisable in order to have such claims allowed in judicial proceedings relative to us or our creditors or our property. Any monies collected by the trustee pursuant to any such judgment shall be applied as follows:

•

first, to the payment of the costs and expenses of the proceedings resulting in the collection of such monies, including reasonable compensation to the trustee, its agents, attorneys and counsel, and of all expenses, liabilities and advances made or incurred without negligence or bad faith by the trustee under the indenture, or in executing any trust or power thereunder, with interest on such expenses and advances; and

•

second, to the payment of the amounts then due and unpaid upon the bonds and/or for interest in respect whereof such monies shall have been collected, ratably and without any preference or priority of any kind (subject to the provisions of Section 9.01 of the indenture described below), according to the amounts due and payable upon such bonds and/or interest respectively, to the date fixed by the trustee for the distribution of such monies, upon presentation of the bonds and stamping such payment thereon, if partly paid, and upon surrender and cancellation thereof, if fully paid.

(See Section 9.17.)

The indenture provides that neither (a) any claim for interest on any bond which has been extended in contravention of the provisions of the indenture nor (b) any claim for interest on any bond which at or after maturity has been transferred or pledged separate from such bond, unless accompanied by such bond, shall be entitled, upon any event of default, to any benefit under the indenture, except after the prior payment in full of all bonds and interest thereon not so extended, transferred or pledged. (See Section 9.01.)

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the Mortgaged Property by the trustee may be limited by applicable law. With respect to Mortgaged Property located in California, Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the Mortgaged Property and the loss of your right to a deficiency judgment.

Control by Holders; Limitations

The holders of a majority in principal amount of the bonds outstanding under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power given to the trustee. The trustee may and, upon written request of the holders of a majority in principal amount of the bonds then outstanding (including, if more than one series of bonds is outstanding, the holders of a majority in principal of the bonds of each such series), shall waive any default under the indenture and its consequences, other than a payment default. (See Sections 9.22 and 9.28.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver, or for any other remedy under the indenture unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of at least a majority in principal amount of the outstanding bonds have made written request upon the trustee and afforded the trustee a reasonable opportunity to exercise its powers under the indenture or institute the action, suit or proceeding in its own name;

•	the trustee has been offered reasonable security and indemnity against costs and liabilities incurred to comply with the request; and

•	the trustee has refused or failed to comply with the request within a reasonable time or to take other appropriate action for the enforcement of the indenture. (See Section 9.20.)

No holder will be entitled to take any action to affect, disturb or prejudice the lien of the indenture, or to enforce any right under the indenture, except in the manner specified in the indenture, and actions must be instituted and maintained only according to the procedures established by the indenture and for the equal benefit of all bondholders. Notwithstanding the foregoing, the right of any holder of any bond to receive payment of the principal of and interest on such bond when due, and to institute suit for the enforcement of such payment, shall not be impaired or affected without such holders’ consent, except that no holder may institute any such suit to the extent it would impair the lien of the indenture. (See Sections 9.20 and 9.21.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture known to the trustee, unless the default has been cured, within 90 days after the occurrence of the default; provided, however, that except in the case of default in the payment of principal or interest of any bonds, or in the payment of any maintenance and sinking fund installment or of any sinking fund or purchase fund installment, the trustee may withhold notice of default if and so long as its board of directors, its executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 9.03.) As used in this paragraph, the term “default” means any event of default, not including any grace period provided for in such event of default.

Modification of the Indenture

The indenture may be modified by us and the trustee with the consent of the holders of at least 66 2⁄3% in principal amount of the bonds then outstanding, and, in case one or more but less than all series of bonds then outstanding are affected by the modification, by the consent of the holders of at least 66 2⁄3% in principal amount of the bonds of such series affected; provided that the right of any holder to receive payment of principal and interest when due or the right of any holder to institute a lawsuit to enforce such payment may not be changed without the consent of such holder (except that no bondholder may institute any such lawsuit to the extent it would result in the impairment or loss of the lien of the indenture upon any of the Mortgaged Property), and no such modification shall reduce the proportion of bondholders’ consents required for any such modification. (See Sections 9.21 and 16.05.)

We may, without the consent of any bondholders, and at our request the trustee shall, enter into supplemental indentures amending the indenture to, among other things:

•

correct the description of any mortgaged property, or to assign, mortgage, pledge or transfer (subject to such liens or other encumbrances as shall be described in such supplement indenture) additional property as security for the bonds;

•	evidence the succession of another corporation to us under the indenture;

•	provide for the control and the terms and conditions thereof, of all shares of stock, bonds and other securities at any time pledged or deposited with the trustee;

•	provide for the appointment of a co-trustee or co-trustees, or a separate trustee or trustees, and define its or their powers and duties;

•	cure any ambiguity or defective provision contained in the indenture or any supplemental indenture;

•

modify, to the extent permitted under the indenture, the rights and obligations of us and holders of the bonds; provided that such supplemental indenture shall be specifically referred to in the text of all the bonds of any series established after the execution of such supplemental indenture;

•	close the indenture, to restrict the issue of additional bonds thereunder or to limit the authorized amount and the issue or purpose of issue of bonds under the indenture; or

•	for any other purpose not inconsistent with the terms of the indenture.

Any such supplemental indenture shall comply with the Trust Indenture Act of 1939, as amended, and shall be binding upon the holders of all bonds, as fully as though the provisions of such supplemental indenture were a part of the indenture. (See Sections 16.01 and 16.03.)

Defeasance, Cancellation and Discharge

The lien on our property securing the bonds will be cancelled and discharged when the principal of and interest on the bonds has been paid or when we deposit with the trustee sufficient funds to repay the principal of and interest on all then outstanding bonds, and we request that the Mortgaged Property revert to us and that the lien be cancelled and discharged. Unless we request cancellation and discharge, the lien created by the indenture will not be cancelled and discharged, but shall remain in place for the issuance of future bonds pursuant to the terms of the indenture. (See Sections 11.01 and 11.02.)

Release Provisions

Unless an event of default has occurred and is continuing, we may, free from the lien of the indenture and at any time, without any release by the trustee, sell, exchange or dispose of worn out, unserviceable, undesirable or unnecessary machinery or equipment, provided we replace the machinery and equipment with other machinery and equipment of equivalent or greater value. (See Section 10.02.) In the absence of the occurrence and continuance of an event of default, we may also at any time and from time to time, without any release by the trustee:

•

cancel, modify or dispose of our rights-of-way (including easements and licenses), leases or contracts; provided, that no right-of-way for transmission lines connecting our properties shall be surrendered or disposed of without a release by the trustee unless we own or acquire other rights-of-way for the same portion of such transmission line or a substituted transmission line or unless the property served by such transmission line has been abandoned or released from the lien of the indenture;

•

surrender or allow the modification of any franchise (including any ordinances, indeterminate permits or other operating rights), so long as we may still conduct our business in substantially the same territory for the same or a longer time, subject to specified exceptions;

•

abandon the operation of any of our properties and surrender any franchises (including any ordinances, indeterminate permits or other operating rights), if the operation of such property or franchise is not necessary or important for the operation of our other systems and plants or where such abandonment or surrender is deemed, for any reason, to be advisable;

•

produce, mine, sell or dispose of, free from the lien of the indenture, gas, oil, coal or other minerals, if any, lying or being within or under any real property which is part of the Mortgaged Property; and/or

•

dispose of, free from the lien of the indenture, in the ordinary course of business, fuel, repair parts, repair material, operating supplies and commodities that comprise stock or merchandise kept for sale, manufactured commodities, gas and other personal property manufactured or acquired for sale in the ordinary course of business. (See Section 10.03.)

The indenture also contains provisions for the release of property by the trustee (i) upon a sale or other disposition of such property provided that no event of default has occurred and is continuing, that we receive compensation equal to the fair value of the property, that the release is advantageous to the conduct of the business and will not impair the security of the Mortgaged Property under the indenture in contravention of the provisions thereof, and that we deposit cash with the trustee, as part of the Mortgaged Property, in an amount equal to the fair value of the property released (provided that the amount of cash deposited shall be reduced by, among other things, any purchase money mortgages on the property to be released that are deposited with the trustee and by any interest bearing obligations issued by any municipal corporation or other governmental subdivision that are deposited with the trustee; and provided, further, that the cash so deposited may also be reduced by the amount of cash which we could at the time withdraw from the Mortgaged Property on the basis of Property Additions or Refundable Bonds) and (ii) for property taken by eminent domain, provided that the proceeds of any taking by eminent domain are deposited with the trustee. (See Sections 10.04 and 10.05.)

As described above under “—Renewal Fund,” we may also withdraw cash that is part of the Mortgaged Property, subject to specified conditions, in an amount equal to the lesser of the cost or fair value of specified Property Additions purchased, constructed or otherwise acquired by us, or in an amount equal to the amount of Refundable Bonds made the basis for withdrawal, or cause cash that is part of the Mortgaged Property to be used to purchase or redeem outstanding bonds, subject to specified conditions. (See Sections 10.08, 10.09 and 10.11.) In addition, any cash in excess of $100,000 held by the trustee as part of the Mortgaged Property for more than three years after deposit shall be applied by the trustee to the purchase or redemption of outstanding bonds. (See Section 10.11.)

Monies deposited with the trustee upon the release or condemnation of Non-Bondable Property or insurance proceeds deposited with the trustee on account of loss of or damage to Non-Bondable Property shall, at our request, be paid to us in an amount equal to the lesser of the cost and fair value of other Non-Bondable Property purchased, constructed or otherwise acquired by us, subject to conditions. (See Section 10.10.)

However, unless the Mortgaged Property is in the possession of a receiver, trustee in bankruptcy or assignee for the benefit of creditors, no cash held as part of the Mortgaged Property shall be paid to us or applied to the repurchase or redemption of bonds pursuant to specified sections of the indenture if we are, to the knowledge of the trustee, in default under the indenture or if an event of default has occurred and is continuing. (See Section 10.14.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee officers’ certificates, and, in certain cases, engineers’ certificates or independent engineers’ certificates and independent accountants’ certificates in connection with the authentication of any bonds, the release or release and substitution of certain property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters.

Concerning the Trustee

U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, has been appointed as the trustee under the indenture.

The trustee may resign at any time by giving us written notice and by publishing notice in a required newspaper. The resignation will be effective either on the date specified in the notice or on the date of appointment of a successor trustee. The holders of a majority in principal amount of the outstanding bonds may remove the trustee by signing, acknowledging, and filing with the trustee a written instrument or concurrent written instruments. We may appoint a successor trustee unless and until a successor trustee is appointed by the holders of a majority in principal amount of the bonds then outstanding. (See Sections 14.16, 14.17 and 14.18.)

No Liability for Stockholders, Directors and Officers

None of our present, past or future stockholders, directors or officers will be liable for any payments of principal or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (Article XII)

Governing Law

Each supplemental indenture establishing the terms of a series of bonds shall provide that such bonds, such supplemental indenture and the indenture will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

Defined Terms

Set forth below are certain defined terms used in the indenture and in this description. Reference is made to the indenture for complete definitions of all such terms, as well as any other capitalized terms used in this prospectus for which no definition is provided:

“Bondable Property” means all property owned by us on December 31, 1954, of the same nature as property defined in the indenture as Property Additions, and all Property Additions purchased, constructed, or otherwise acquired by us on or after January 1, 1955.

“Excepted Property” means all of the following property, whether owned on the date of the original indenture or thereafter acquired by us, all of which shall be excepted and excluded from the Mortgaged Property and the lien of the indenture (as used below in this definition, references to “now” mean October 1, 1940, the date of the original indenture, and references to “hereafter” mean after such date):

(a)

All bills, notes and accounts receivable, cash on hand or in bank, contracts and operating agreements, other than those subjected to the lien of the indenture pursuant to a specified provision thereof, choses in action, and our interest in existing leases in which we are now the lessor and in leases hereafter made of portions of the Mortgaged Property in which we are the lessor;

(b)

Gas, manufactured commodities and other personal property manufactured or acquired for sale in the ordinary course of business; commodities and appliances constituting the whole or any part of stock or merchandise kept for sale; and fuel, repair parts, repair material and operating supplies;

(c)	All motor vehicles and tools therefor;

(d)	Gas, coal, oil or other minerals (when produced or severed);

(e)

Bonds, notes, conditional sales contracts and other evidences of indebtedness, and shares of stock, and other certificates of interest, other than those which may be actually delivered to the trustee pursuant to the indenture;

(f)

Any gas and/or oil acreage, gas and/or oil wells, gas and/or oil reserves, or gas and/or oil leaseholds hereafter acquired by us, or any property or equipment now or hereafter owned by us and used for the development of gas and/or oil acreage or for the drilling for or production of gas and/or oil from such acreage; and

(g)	Certain real property as described in the indenture.

“Gross Property Additions” means, as applied to any particular period, all of the Property Additions purchased, constructed or otherwise acquired by us during such period, including Property Additions purchased, constructed or otherwise acquired during such period, but retired during such period.

“Mortgaged Property” means as of any particular time the property which at said time is covered or intended to be covered by the lien of the indenture; provided that moneys held by the trustee in trust for the payment, at maturity or on a date fixed for redemption, of specific bonds shall not be deemed to be a part of the Mortgaged Property.

“Net Bondable Value of Property Additions” means, at any particular time, the aggregate of the cost to us or, as to such Property Additions which have not been retired, the fair value to us, if the fair value is less than cost, of all Gross Property Additions purchased, constructed or otherwise acquired by us, after deducting therefrom the amounts specified in the following paragraphs (1), (2) and (3) and the greater of the amounts specified in the following paragraphs (A) or (B) after each of the amounts specified in said paragraphs (A) and (B) has been reduced by the amount of all credits taken on the basis of cash and bonds delivered to the trustee:

(1)	the aggregate of:

(i)	the amount of all cash previously deposited with the trustee which shall have been withdrawn, pursuant to the indenture, on the basis of Property Additions;

(ii)

the amount by which cash, provided to be deposited with the trustee pursuant to any provision of the indenture, has been reduced pursuant to certain specified provisions of the indenture on the basis of Property Additions;

(iii)	the amount of all credits taken pursuant to a specified provision of the indenture on the basis of Property Additions; and

(iv)

the amount by which all credits taken pursuant to a specified provision of the indenture on the basis of Property Additions shall exceed whichever is the greater of the amounts specified in paragraphs (A) or (B) of this definition;

(2)	150% of the amount of all cash deposited as a basis for issuing additional bonds which is withdrawn pursuant to a specified provision of the indenture;

(3)	150% of the aggregate principal amount of additional bonds previously authenticated and delivered pursuant to a specified provision of the indenture upon the basis of Property Additions; and

(A)	the sum of all appropriations of earnings for depreciation of Bondable Property made on or after January 1, 1955; or

(B)	the aggregate of:

(i)

the bonded cost of all Bondable Property previously (but on or after January 1, 1955) retired, excepting property to an amount not exceeding $5,000,000 owned by us on October 1, 1940, and built for the manufacture of gas from oil, and excepting property mentioned in paragraph (ii) next following;

(ii)	the excess, if any, of the bonded cost of all Bondable Property

(a)

previously (but on or after January 1, 1955) released from the lien of the indenture pursuant to a specified provision thereof, over the fair value thereof to us at the time of its release, as stated in an engineer’s certificate filed with the trustee or, if an independent engineer’s certificate is filed, then as stated in such independent engineer’s certificate,

(b)	previously (but on or after January 1, 1955) taken by exercise of a power of eminent domain, over the proceeds thereof paid to the trustee, and

(c)

in respect of which cash proceeds from insurance on the Mortgaged Property have previously (but on or after January 1, 1955) been paid to the trustee, over the cash so paid to the trustee in respect thereof.

“Net Earnings of the Corporation Available for Interest” means our net earnings ascertained as follows:

(a)	Our total operating revenues and the net non-operating revenues of our properties shall be ascertained by us.

(b)

From the total, determined as provided in subdivision (a), there shall be deducted (1) all operating expenses, including cost of gas purchased, all salaries, rentals, insurance, license and franchise fees, expenditures for ordinary repairs and maintenance, provision for uncollectible accounts, taxes (other than income and excess or other profits taxes which are imposed on or measured by income after the deduction of interest charges), but excluding all depreciation, depletion or property retirement appropriations, all interest charges, and amortization of debt discount and expense or premium, and (2) net non-operating losses of the properties of ours, if any.

(c)

The balance remaining after the deduction of the total amount computed pursuant to subdivision (b) from the total amount computed pursuant to subdivision (a) shall constitute the “Net Earnings of the Corporation Available for Interest,” subject to subdivisions (d), (e), (f), (g) and (h) below.

(d)

If the net non-operating revenues to be included in the foregoing calculation would exceed five percent (5%) of the net operating revenues so to be included, there shall be included in the foregoing calculation with respect to net non-operating revenues only an amount equal to five percent (5%) of such net operating revenues.

(e)

No income received or accrued by us from securities and no profits or losses from the sale, abandonment, reclassification or revaluation of capital assets shall be included in making such computations.

(f)

In case we shall have acquired any Property Additions or shall have been consolidated or merged with any other corporation, or shall have acquired all or substantially all of the assets of another corporation, within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest there shall be included, to the extent they may not have been otherwise included, the net earnings or net losses of such Property Additions or of such other corporation, as the case may be, for the whole of such period. The net earnings of such Property Additions, or of such other corporation, for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided above as if such Property Additions or the assets of such other corporation, as the case may be, had been owned by us during the whole of such period, or as if such other corporation had been consolidated or merged with us prior to the first day of such period.

(g)

In case we shall have obtained the release of property, pursuant to a specified provision of the indenture, of an aggregate fair value in excess of One Million Dollars ($1,000,000), as shown by the engineer’s certificate, or shall have obtained the release of property of which the aggregate proceeds of which shall have exceeded One Million Dollars ($1,000,000), within or after the particular period for which the calculation of Net Earnings of the Corporation Available for Interest is made, then, in computing the Net Earnings of the Corporation Available for Interest, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent possible on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the trustee shall deem proper.

(h)	The Net Earnings of the Corporation Available for Interest, whether of us or of some other corporation or of property, shall be determined in accordance with principles of sound accounting practice.

“Net Investment in Mortgaged Property” means as of any particular time the total cost of the Mortgaged Property less the then related reserves for depreciation, depletion and amortization or other reserves for retirement of such property; all determined in compliance with the Uniform System of Accounts for Gas Corporations prescribed by the Public Utilities Commission of the State of California, effective January 1, 1949, or in compliance with such system of accounts as said Commission or other similar regulatory body may from time to time prescribe, or to the extent that any such system is not so prescribed or is not applicable, then in accordance with sound accounting practice.

“Non-Bondable Property” means any property (other than Bondable Property) owned by us on December 31, 1954, or purchased, constructed, or otherwise acquired by us after that date.

“Permissible Encumbrances” means:

(a)	the lien of taxes and assessments not at the time due;

(b)	the lien of taxes for the then current year;

(c)

the lien of specified taxes and assessments already due but the validity of which is being contested at the time by us in good faith, unless thereby in the opinion of counsel any of the Mortgaged Property may be lost or forfeited;

(d)	undetermined liens and charges incidental to construction;

(e)

the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any of the Mortgaged Property;

(f)

liens upon rights-of-way for transmission or distribution line purposes, provided that we have, in the opinion of counsel, power under eminent domain or similar statutes to condemn or acquire easements or rights-of-way sufficient for its purposes over the land covered by the easements or rights-of-way in question or other lands adjacent thereto;

(g)

easements or similar encumbrances the existence of which in the opinion of the signers of an engineer’s certificate filed at the particular time, does not impair the use of the property described in such certificate for the purposes for which it was acquired or is then used; and

(h)	possible adverse rights or interests which, in the opinion of counsel, are unimportant and may properly be disregarded.

“Property Additions” means, subject to certain exceptions pursuant to the terms of the indenture, any new or additional property, real or personal (including separate systems), and improvements, extensions, or additions (including in these terms equipment and appliances installed as part of our fixed property) to or about our plants, systems or properties, purchased, constructed, or otherwise acquired by us on or after January 1, 1955, and in every case properly chargeable to fixed property accounts, and used or useful for the business of purchasing, manufacturing, transporting, transmitting, distributing or supplying natural, manufactured or mixed gas and/or electricity for heat, fuel, light, power, refrigeration or other purposes and may include, subject to the foregoing and among other things, property acquired by us as a result of any consolidation or merger to which we are a party. The term “Property Additions” shall not include, among other things, goodwill; leases, operating agreements, contracts or franchises or governmental permits; shares of stock, evidences of indebtedness or any other securities; gas and oil acreage, wells, reserves, leaseholds and related property and equipment; merchandise acquired for resale; materials or supplies to be used for fixed capital purposes or in our operations; motor vehicles; or property subject to any liens other than Permissible Encumbrances.

“Refundable Bonds” means, at any particular time, all bonds which have been previously authenticated and delivered under the provisions of the indenture and issued by us and bonds, not issued by us, which have been established as refundable pursuant to the indenture; provided that such bonds, whether authenticated under the indenture or established as refundable, shall have been previously paid at maturity or redeemed or purchased (otherwise than out of funds included in the Mortgaged Property) and surrendered to the trustee, either canceled or uncanceled, or otherwise surrendered to the trustee, subject to certain exceptions provided in the indenture, and which shall not previously have been made the basis for the authentication and delivery of additional bonds or the withdrawal of cash under the indenture or the reduction of the amount of cash to be deposited under the indenture or paid or redeemed or purchased pursuant to, or used to reduce the amount of cash to be deposited pursuant to, or otherwise retired through the operation of, or used in compliance with the requirements of, the provisions of the maintenance and sinking fund established by the indenture or of any sinking fund or the renewal fund, amortization fund, or analogous fund established by any indenture supplemental to the indenture, which does not permit the authentication of additional bonds upon the basis of bonds so paid, redeemed, purchased, retired or used. Bonds and coupons for the payment or redemption of which moneys shall have been deposited (whether at or prior to maturity or the redemption date of such bonds) with the trustee if such bonds were issued under the indenture, or with the trustee of the other indenture under which such bonds were issued, shall be deemed to have been paid within the meaning of this definition; provided, however, that if such bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall be given as provided in the indenture or pursuant to the redemption provisions of such other indenture, as the case may be, or provisions satisfactory to the trustee shall have been made for such publication.

DESCRIPTION OF PREFERRED STOCK

This section describes certain general terms and provisions of the series preferred stock, without par value (the “series preferred stock”), that we may offer and sell by this prospectus and also describes certain general terms of our preferred stock, series A preferred stock and preference stock (as those terms are defined below) authorized by our restated articles of incorporation. In this section, references to “we,” “our” and “us” mean, unless otherwise expressly stated or the context otherwise requires, Southern California Gas Company excluding its subsidiaries (if any).

The following description is not complete and is qualified in its entirety by reference to our restated articles of incorporation, which have been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable certificate of determination establishing the terms of the particular series of series preferred stock we may offer, which certificate of determination will be filed as an exhibit to such registration statement or a document incorporated by reference herein, both of which may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.” Therefore, you should read carefully the more detailed provisions of our restated articles of incorporation and such certificate of determination. This description also is subject to and qualified by reference to the description of the particular series of series preferred stock described in the applicable prospectus supplement or free writing prospectus.

General

We are currently authorized to issue (1) 100,000,000 shares of common stock, without par value, of which 91,300,000 shares were outstanding as of June 30, 2020, (2) 160,000 shares of preferred stock, par value $25 per share (the “preferred stock”), of which 79,011 shares were outstanding as of June 30, 2020, (3) 840,000 shares of preferred stock, series A, par value $25 per share (the “series A preferred stock”), of which 783,032 shares were outstanding as of June 30, 2020, (4) 5,000,000 shares of series preferred stock, without par value, none of which is outstanding, and (5) 5,000,000 shares of preference stock, without par value (the “preference stock”), none of which is outstanding.

We may in the future amend our restated articles of incorporation to increase the authorized number of shares of our authorized common stock, preferred stock, series A preferred stock, series preferred stock or preference stock, or to authorize shares of one or more additional classes of stock. Any such amendment would require approval by our board of directors and approval by our shareholders. Subject to the maximum number of shares authorized by our restated articles of incorporation, our board of directors, without approval of our shareholders, (a) may authorize the issuance of one or more series of series preferred stock and one or more series of preference stock and, within the limitations and restrictions stated in our restated articles of incorporation, may fix or alter, from time to time, the rights, preferences, privileges and restrictions granted to or upon and the number of shares of each such series while wholly unissued and increase or decrease the number of shares of any such series subsequent to the time of issue, but not below the number of shares of such series then outstanding, in each case in accordance with our restated articles of incorporation, and (b) may authorize the issuance of shares of preferred stock and series A preferred stock which will have the rights, preferences, privileges and restrictions set forth in our restated articles of incorporation.

In this section we refer to the preferred stock, series A preferred stock and series preferred stock currently authorized by our restated articles of incorporation as the “currently authorized preferred stock,” and we refer to the preference stock currently authorized by our restated articles of incorporation as the “currently authorized preference stock.”

Series Preferred Stock and Preference Stock

Our series preferred stock and preference stock is issuable in series. Before the issuance of shares of any series of series preferred stock or preference stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination fixes the designation and number of shares of the series and their rights, preferences, privileges, and restrictions, which may include, without limitation, the following:

(a)	the title and stated value;

(b)

voting rights, if any, in addition to those described below under “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock—General Voting Rights;”

(c)	any rights and terms of redemption, including sinking fund provisions;

(d)	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation, as applicable;

(e)	the amount per share payable in the event of our liquidation or dissolution;

(f)	any limitations on issuance of any class or series ranking senior or on a parity as to dividend rights and rights upon our liquidation or dissolution; and

(g)	any other specific terms, preferences, rights, limitations or restrictions.

Our currently authorized preferred stock and currently authorized preference stock, including any shares of series preferred stock that we may issue as contemplated by this prospectus and any shares of our preferred stock, series A preferred stock or preference stock that we may issue in the future, is subject to the terms and conditions set forth below under the caption “—Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock.”

In addition to the terms listed above, we will set forth in a prospectus supplement, or a free writing prospectus, the following terms relating to the series of series preferred stock being offered:

(a)	the number of shares being offered and the offering price per share;

(b)	the procedures for any auction and remarketing, if any;

(c)	any listing of the series preferred stock on any securities exchange; and

(d)	a discussion of any applicable material United States federal income tax considerations.

Preferred Stock and Series A Preferred Stock

Our preferred stock and series A preferred stock is not issuable in series. Our board of directors, without approval of our shareholders, may authorize the issuance of shares of preferred stock and series A preferred stock from time to time but will not be entitled to determine the rights, preferences, privileges and restrictions applicable to those shares; instead, those shares will have the rights, preferences, privileges and restrictions set forth in our restated articles of incorporation, some of which are described below, and as may be provided by applicable law.

Additional Terms Applicable to Currently Authorized Preferred Stock and Currently Authorized Preference Stock

Except as otherwise set forth below, the following provisions are applicable to all shares of our currently authorized preferred stock and currently authorized preference stock, including currently outstanding shares and the shares of any series of our series preferred stock that we may issue as contemplated by this prospectus and any shares of our preferred stock, series A preferred stock or preference stock that we may issue in the future.

Ranking

All shares of our currently authorized preferred stock rank on parity with each other in right of payment with respect to the payment of dividends and with respect to distributions in the event of our liquidation or dissolution. All shares of our currently authorized preferred stock rank senior in right of payment to our currently authorized preference stock, and all shares of currently authorized preferred stock and currently authorized preference stock rank senior in right of payment to our common stock, in each case with respect to the payment of dividends and with respect to distributions in the event of our liquidation or dissolution.

Dividend Rights

The holders of our currently authorized preferred stock are entitled, without preference as between any classes or series of our currently authorized preferred stock, to receive, if, when and as declared by our board of directors, out of any legally available funds, dividends at the respective rates established for such classes and series before any dividends are declared and set apart for payment or paid on our currently authorized preference stock or our common stock. Dividends on the preferred stock and series A preferred stock shall be payable at the annual rate of 6% of the $25 par value thereof. Dividends on each series of series preferred stock shall be payable at the rate established by our board of directors in the resolutions establishing such series. The dividends on our currently authorized preferred stock are cumulative, so that if, for any period, the full amount of dividends shall not be declared and set apart for payment or paid on all outstanding shares of our currently authorized preferred stock, the deficiency shall be payable subsequently before any dividend shall be declared and set apart for payment or paid upon our currently authorized preference stock or our common stock.

The holders of currently authorized preference stock of each series are entitled, without preference as between any series of our currently authorized preference stock, to receive, if, when and as declared by our board of directors, out of any legally available funds, dividends at the respective rate established for such series, before any dividends are declared and set apart for payment or paid on our common stock. Dividends on each series of our currently authorized preference stock shall be payable at the rate established by our board of directors in the resolutions authorizing such series. The dividends on our currently authorized preference stock are cumulative, so that if, for any period, the full amount of dividends shall not be declared and set apart for payment or paid on all outstanding shares of our currently authorized preference stock, the deficiency shall be payable subsequently before any dividend shall be declared and set apart for payment or paid upon our common stock.

Whenever all cumulative dividends on our currently authorized preferred stock and our currently authorized preference stock have been declared and set apart for payment or paid, our board of directors may declare dividends on our common stock payable out of remaining funds legally available for dividends.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our currently authorized preferred stock would be entitled, without preference as between any classes or series of our currently authorized preferred stock, to receive out of our assets available for distribution to shareholders and after payment of or provision for our debts and other liabilities, the respective liquidation preferences established for such classes and series of our currently authorized preferred stock and accrued and unpaid dividends thereon before any distribution of assets is made to the holders of our currently authorized preference stock or our common stock. The liquidation preference of our preferred stock and series A preferred stock is $25.00 per share. The liquidation preference per share of each series of our series preferred stock will be established by our board of directors in the resolutions establishing such series. After payment in full of the respective amounts to which the holders of our currently authorized preferred stock are entitled in the event of our liquidation or dissolution, the holders of each series of the currently authorized preference stock would be entitled, without preference as between any series of our currently authorized preference stock, to receive out of our assets available for distribution to shareholders and after payment of or provision for our debts and other liabilities, the respective liquidation preferences established for such series of our currently authorized preference stock and accrued and unpaid dividends thereon before any distribution of assets is made to the holders of the common stock. The liquidation preference per share for each series of our currently authorized preference stock shall be established by our board of directors in the resolutions establishing such series. After payment in full of the respective amounts to which the holders of our currently authorized preferred stock (which includes our preferred stock, our series A preferred stock and each series of our series preferred stock) and our currently authorized preference stock are entitled in the event of our liquidation or dissolution, and after payment of or provision for our debts and other liabilities, the holders of our preferred stock (but not our series A preferred stock or any series of our series preferred stock) and the holders of our common stock would be entitled to receive, pro rata, our remaining assets available for distribution to shareholders.

General Voting Rights

The holders of our currently authorized preferred stock, our currently authorized preference stock and our common stock are entitled to one vote for each share and shall vote together in the election of directors and on all matters presented to shareholders, except those matters for which a vote by class or series is required by applicable law or, in the case of any series of series preferred stock or any series of preference stock, by our board of directors in the resolutions establishing such series.

Preemptive and Subscription Rights, and Non-Assessability

The currently authorized preferred stock and currently authorized preference stock do not have any preemptive or subscription rights, nor are the shares assessable.

Conversion Rights, Redemption and Sinking Fund Provisions

The preferred stock and the series A preferred stock do not contain any conversion rights or sinking fund or redemption provisions. Any series of series preferred stock and any series of preference stock may be convertible, redeemable or have sinking fund provisions, if at all, upon the terms established by our board of directors in the resolutions establishing such series.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, in this section, references to “we,” “our” and “us” mean Southern California Gas Company excluding its subsidiaries (if any), and references to “offered securities” mean the senior debt securities and the first mortgage bonds.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the offered securities of each series initially will be issued in book-entry form and represented by one or more global senior debt securities or global first mortgage bonds, as applicable, in book-entry form (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC, as depositary (which we sometimes refer to as the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of offered securities under the DTC system must be made by or through direct participants, which will receive a credit for those offered securities on DTC’s records. The ownership interest of the actual purchaser of an offered security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of offered securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased offered securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of offered securities with DTC and their registration in the name of Cede &

Co. or such other nominee will not change the beneficial ownership of the offered securities. DTC has no knowledge of the actual beneficial owners of the offered securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the offered securities are in book-entry form, you will receive payments and may transfer offered securities only through the facilities of DTC and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any series of offered securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or other applicable DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as the offered securities are in book-entry form, we will make payments on those offered securities to the depositary or its nominee, as the registered owner of such offered securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments of interest by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable interest payment date by the persons entitled to payment.

Principal, premium, if any, and interest payments on the global securities will be paid to DTC or its nominee. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants. Except under the limited circumstances described below, purchasers of offered securities will not be entitled to have offered securities registered in their names and will not receive physical delivery of offered securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the offered securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of offered securities take physical delivery of offered securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in offered securities.

As noted above, beneficial owners of a particular series of offered securities generally will not receive certificates representing their ownership interests in those offered securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of offered securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the offered securities of such series represented by one or more global securities of such series; or

•	an event of default (as defined) under the applicable indenture has occurred and is continuing with respect to the offered securities of such series,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that DTC directs. It is expected that these directions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Euroclear, Clearstream and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Euroclear and Clearstream are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Euroclear, Clearstream or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Euroclear and Clearstream will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC, Euroclear, Clearstream or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, to or through underwriters or dealers, through agents and/or directly to one or more purchasers. The offered securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell offered securities by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the offered securities from time to time. Any agent involved in the offer or sale of offered securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the offered securities, the offered securities will be sold to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter or underwriters are utilized in the sale of the offered securities, an underwriting agreement will be executed with the underwriter or underwriters or their representatives at the time of sale and the name of any underwriter or underwriters will be provided in the prospectus supplement that the underwriters will use to make resales of the offered securities to the public. In connection with the sale of the offered securities, we or the purchasers of the offered securities may compensate the underwriters in the form of underwriting discounts or commissions. The underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or other dealers and/or commissions from the purchasers.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

To facilitate the underwritten offering of securities, certain of the underwriters participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the offered securities. This may include over-allotments or short sales of the offered securities, which involve the sale by underwriters participating in the offering of more offered securities than were sold to them. In these circumstances, these underwriters would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any, to purchase additional offered securities from us. In addition, these underwriters may stabilize or maintain the price of the offered securities by bidding for or purchasing offered securities in the open market or by imposing penalty bids, whereby a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate purchased the offered securities sold by or for the account of such underwriter in stabilizing or short covering transactions. The effect of these transactions may be to stabilize or maintain the market price of the offered securities at a level above that which might otherwise prevail in the open market. There can be no assurance that the underwriters for any offering will engage in these transactions and, if commenced, these transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us and our affiliates, or perform services for us and our affiliates, in the ordinary course of business for which they receive compensation.

Unless we indicate differently in a prospectus supplement, we will not list the offered securities on any securities exchange and the offered securities will be a new issue of securities with no established trading market. Any underwriters that purchase offered securities for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any offered securities.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on our behalf.

EXPERTS

The financial statements incorporated in this prospectus by reference from Southern California Gas Company’s Annual Report on Form 10-K, and the effectiveness of Southern California Gas Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede that prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

SEC Filings (File No. 1-1402)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2019
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2020 and June 30, 2020
Current Reports on Form 8-K	Filed on January 9, 2020, May 22, 2020, June 15, 2020, June 23, 2020 and August 21, 2020
Information Statement Pursuant to Schedule 14C (to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019)	Filed on April 21, 2020

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus through the termination of the offering of the offered securities described in this prospectus. In addition, filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. Anything herein to the contrary notwithstanding, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at Southern California Gas Company, 555 West Fifth Street, Los Angeles, California 90013-1011, Attention: Corporate Secretary, Telephone: (213) 244-1200.

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Floating Rate Notes due 2023

Southern California Gas Company

Preliminary Prospectus Supplement

Joint Book-Running Managers

BMO Capital Markets

US Bancorp

Wells Fargo Securities

                    , 2020